                                                                  EXHIBIT 3.1.1

                           SECOND RESTATED AND AMENDED

                        AGREEMENT OF LIMITED PARTNERSHIP

                                       OF

                      LIBERTY PROPERTY LIMITED PARTNERSHIP


                          DATED AS OF October 22, 1997

                          LIMITED PARTNERSHIP AGREEMENT

                                       OF

                      LIBERTY PROPERTY LIMITED PARTNERSHIP

                                TABLE OF CONTENTS

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ARTICLE I
                  Definitions.....................................................................................2
                  1.1      Definitions............................................................................2

ARTICLE II
                  Continuation of Partnership; Business of
                            Partnership..........................................................................14
                  2.1      Continuation..........................................................................14
                  2.2      Name..................................................................................15
                  2.3      Character of the Business.............................................................15
                  2.4      Location of Principal Place of Business...............................................15

ARTICLE III
                  Term...........................................................................................15
                  3.1      Commencement..........................................................................15
                  3.2      Dissolution...........................................................................15

ARTICLE IV
                  Capital Contributions..........................................................................16
                  4.1      Capital Contributions, Partnership Interests
                           and Percentage Interests of the Partners..............................................16
                  4.2      Issuance of Additional Partnership Interests
                           and REIT Shares.......................................................................17
                  4.3      No Third Party Beneficiaries..........................................................19
                  4.4      No Interest on or Return of Capital
                           Contribution..........................................................................19
                  4.5      Loans to Partnership..................................................................19
                  4.6      Stock Incentive Plan..................................................................19

ARTICLE V
                  Certain Concurrent Transactions................................................................20
                  [INTENTIONALLY OMITTED]........................................................................20

ARTICLE VI
                  Allocations, Distributions and Other Tax and
                  Accounting Matters.............................................................................20
                  6.1      Allocations...........................................................................20
                  6.2      Distributions.........................................................................20
                  6.3      Books of Account......................................................................20
                  6.4      Reports...............................................................................20
                  6.5      Tax Elections and Returns.............................................................21
                  6.6      Tax Matters Partner...................................................................21
                  6.7      Withholding Payments Required By Law..................................................22
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ARTICLE VII
                  Rights, Duties and Restrictions of the
                  General Partner................................................................................24
                  7.1      Powers and Duties of General Partner..................................................24
                  7.2      Specified Decisions...................................................................27
                  7.3      Reimbursement of the General Partner..................................................27
                  7.4      Outside Activities of the General Partner.............................................27
                  7.5      Contracts with Affiliates.............................................................28
                  7.6      Title to Partnership Assets...........................................................28
                  7.7      Reliance by Third Parties.............................................................28
                  7.8      Indemnification by Partnership........................................................29
                  7.9      Liability of the General Partner......................................................30
                  7.10     Other Matters Concerning the General Partner..........................................31
                  7.11     Operation in Accordance with REIT
                           Requirements..........................................................................32

ARTICLE VIII
                  Dissolution, Liquidation and Winding-Up........................................................32
                  8.1      Accounting............................................................................32
                  8.2      Distribution on Dissolution...........................................................32
                  8.3      Timing Requirements...................................................................33
                  8.4      Documentation of Liquidation..........................................................34

ARTICLE IX
                  Transfer of Partnership Interests..............................................................34
                  9.1      General Partner Transfer..............................................................34
                  9.2      Transfers by Limited Partners.........................................................34
                  9.3      Certain Restrictions on Transfer......................................................36
                  9.4      Effective Dates of Transfers..........................................................37
                  9.5      Transfer..............................................................................38

ARTICLE X
                  Rights and Obligations of the Limited Partners.................................................38
                  10.1     No Participation in Management........................................................38
                  10.2     Bankruptcy of a Limited Partner.......................................................38
                  10.3     No Withdrawal.........................................................................38
                  10.4     Conflicts.............................................................................39
                  10.5     Provision of Information..............................................................39
                  10.6     Limited Partner Representatives.......................................................40
                  10.7     Power of Attorney.....................................................................40

ARTICLE XI
                  Grant of Certain Rights to Limited Partners....................................................41
                  11.1     Grant of Rights.......................................................................41

ARTICLE XII
                  Representation and Warranty of Rouse Principals................................................42
                  12.1     Representation and Warranty of Rouse
                           Principals............................................................................42

ARTICLE XIII
                  Indemnification and Security Interest..........................................................42
                  13.1     General Indemnification...............................................................42
                  13.2     Environmental Indemnities.............................................................43
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                  13.3     Indemnity Collateral..................................................................44
                  13.4     Security Interest for Indemnification
                           Obligations...........................................................................44
                  13.5     Procedure for Seeking Indemnification.................................................47
                  13.6     Indemnification as Exclusive Remedy...................................................47
                  13.7     Recovery from Title Insurance Policy..................................................47
                  13.8     Settlements; Prior Written Consent....................................................47
                  13.9     Limitation of Indemnity...............................................................47

ARTICLE XIV
                  Amendment of Partnership Agreement; Meetings ..................................................48
                  14.1     Amendments............................................................................48
                  14.2     Meetings of the Partners..............................................................49

ARTICLE XV
                  General Provisions.............................................................................50
                  15.1     No Liability of Trustees and Others...................................................50
                  15.2     Notices...............................................................................50
                  15.3     Controlling Law.......................................................................50
                  15.4     Execution in Counterparts.............................................................50
                  15.5     Provisions Separable..................................................................51
                  15.6     Entire Agreement......................................................................51
                  15.7     Paragraph Headings....................................................................51
                  15.8     Gender, Etc...........................................................................51
                  15.9     Number of Days........................................................................51
                  15.10    Partners Not Agents...................................................................51
                  15.11    Assurances............................................................................51
                  15.12    Waiver of Partition...................................................................52

Exhibits A through F

THE LIMITED PARTNERSHIP INTERESTS REFERRED TO IN THIS AGREEMENT HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR ANY STATE SECURITIES LAWS. REFERENCE IS MADE TO ARTICLE IX OF THIS AGREEMENT FOR PROVISIONS RELATING TO VARIOUS RESTRICTIONS ON THE SALE OR OTHER TRANSFER OF THESE INTERESTS.


                           SECOND RESTATED AND AMENDED
                        AGREEMENT OF LIMITED PARTNERSHIP

                                       OF

                      LIBERTY PROPERTY LIMITED PARTNERSHIP


                  THIS SECOND RESTATED AND AMENDED AGREEMENT OF LIMITED PARTNERSHIP (the "Agreement") is made and entered into as of October 22, 1997 by and among the General Partner and the Limited Partners (as those terms are defined below).


                              W I T N E S S E T H:


                  WHEREAS, on March 28, 1994, Rouse General Corp., a Pennsylvania corporation (the "Initial General Partner"), and Willard G. Rouse III, George Congdon and Joseph Denny (the "Initial Limited Partners"), formed a Pennsylvania limited partnership under the name "Liberty Property Limited Partnership" (the "Partnership") with the Initial General Partner and the Initial Limited Partners as the sole general partner and the sole limited partners, respectively, of the Partnership;

                  WHEREAS, effective as of June 23, 1994: (i) certain persons and entities were admitted to the Partnership as additional limited partners;
(ii) the Initial General Partner and the Initial Limited Partners withdrew from the Partnership and their partnership interests in the Partnership were redeemed for $100; and (iii) Liberty Property Trust, a Maryland real estate investment trust, was admitted to the Partnership as the sole general partner thereof;

                  WHEREAS, various other persons and entities have been admitted as limited partners of, or have ceased to be limited partners of, the Partnership from June 23, 1994, through the date of this Agreement;

                  WHEREAS, that certain Agreement of Limited Partnership dated as of June 23, 1994, was superseded on June 19, 1995 by that certain First Restated and Amended Agreement of Limited Partnership, which was subsequently amended by that certain Second Amendment to Agreement of Limited Partnership dated as of December 22, 1995, by that certain Third Amendment to Agreement of Limited Partnership dated as of January 1, 1996, by that certain Fourth Amendment to Agreement of Limited Partnership dated as of March 21, 1997, by that certain Fifth Amendment to Agreement of Limited Partnership dated as of May 14, 1997, and by that certain Sixth Amendment to Agreement of Limited Partnership dated as of August 11, 1997;

                  WHEREAS, the parties hereto are all of the Partners of the Partnership as of the date of this Agreement;

                  WHEREAS, the parties desire to restate and amend said First Restated and Amended Agreement of Limited Partnership, as so amended, in order to incorporate the terms of the several amendments thereto and to clarify certain other matters, such that the terms of this Agreement will supersede and replace in their entireties the terms of said First Restated and Amended Agreement of Limited Partnership and all amendments thereto; and

                  WHEREAS, the parties hereto desire to continue the Partnership as a limited partnership under the Revised Uniform Limited Partnership Act of the Commonwealth of Pennsylvania in accordance with the provisions of this Agreement;

                  NOW, THEREFORE, in consideration of the mutual covenants and agreements herein contained and other good and valuable consideration, the receipt, adequacy and sufficiency of which are hereby acknowledged, the parties hereto, intending to be legally bound, hereby agree as follows, restating and superseding hereby the terms of the First Restated and Amended Agreement of Limited Partnership dated June 19, 1995, and all amendments thereto:

                                    ARTICLE I

                                   DEFINITIONS

                 1.1 DEFINITIONS. Except as otherwise herein expressly provided, the following terms and phrases shall have the meanings as set forth below:

                           "Accountants" shall mean the firm or firms of
independent certified public accountants selected by the General Partner on behalf of the Partnership and the Property Partnerships to audit the books and records of the Partnership and the Property Partnerships and to prepare statements and reports in connection therewith.

                           "Act" shall mean the Revised Uniform Limited
Partnership Act of the Commonwealth of Pennsylvania, as the same may hereafter be amended from time to time.



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
                           "Additional Partner" means a Person admitted to
the Partnership pursuant to the provisions hereof after the date of this Agreement.

                           "Adjusted Capital Account Deficit" shall mean,
with respect to any Partner, the deficit balance, if any, in such Partner's Capital Account as of the end of any relevant fiscal year and after giving effect to the following adjustments:

                           (a) credit to such Capital Account any amounts which such Partner is obligated or treated as obligated to restore with respect to any deficit balance in such Capital Account pursuant to Section 1.704-1(b)(2)(ii)(c) of the Regulations, or is deemed to be obligated to restore with respect to any deficit balance pursuant to the penultimate sentences of Sections 1.704-2(g)(1) and 1.704-2(i)(5) of the
                           Regulations; and

                           (b) debit to such Capital Account the items described in Sections 1.704-1(b)(2)(ii)(d)(4), (5) and (6) of
                           the Regulations.

The foregoing definition of Adjusted Capital Account Deficit is intended to comply with the requirements of the alternate test for economic effect contained in Section 1.704-1(b)(2)(ii)(d) of the Regulations and shall be interpreted consistently therewith.

                           "Administrative Expenses" shall mean (i) all
administrative and operating costs and expenses incurred by the Partnership,
(ii) all administrative, operating and other costs and expenses incurred by the Property Partnerships, (iii) those administrative costs and expenses of the General Partner, including salaries paid to officers of the General Partner, and accounting and legal expenses undertaken by the General Partner on behalf or for the benefit of the Partnership and (iv) to the extent not included in clause
(iii) above, REIT Expenses.

                           "Affiliate" shall mean, with respect to any
Partner (or as to any other person the affiliates of whom are relevant for purposes of any of the provisions of this Agreement), (i) any member of the Immediate Family of such Partner; (ii) any beneficiary of a Limited Partner which is a trust; (iii) any trust for the benefit of any Person referred to in the preceding clauses (i) and (ii); or (iv) any Entity which directly or indirectly through one or more intermediaries, Controls, is Controlled by, or is under common Control with, any Person referred to in the preceding clauses (i) through (iii).

                           "Agreement" shall mean this Limited Partnership
Agreement, as originally executed and as amended, modified, supplemented or restated from time to time, as the context requires.

                           "Audited Financial Statements" shall mean
financial statements (balance sheet, statement of income, statement of partners' equity and statement of cash flows) prepared in accordance with GAAP and accompanied by an independent auditor's report containing an opinion thereon.

                           "Bankruptcy" shall mean, with respect to any
Partner, (i) the commencement by such Partner of any petition, case or proceeding seeking relief under any provision or chapter of the federal Bankruptcy Code or any other federal or state law relating to insolvency, bankruptcy or reorganization, (ii) an adjudication that such Partner is insolvent or bankrupt; (iii) the entry of an order for relief under the federal Bankruptcy Code with respect to such Partner, (iv) the filing of any such petition or the commencement of any such case or proceeding against such Partner, unless such petition and the case or proceeding initiated thereby are dismissed within ninety (90) days from the date of such filing or (v) the filing of an answer by such Partner admitting the allegations of any such petition.

                           "Capital Account" shall mean, with respect to any
Partner, the separate "book" account which the Partnership shall establish and maintain for such Partner in accordance with Section 704(b) of the Code and
Section 1.704-1(b)(2)(iv) of the Regulations and such other provisions of
Section 1.704-1(b) of the Regulations that must be complied with in order for the Capital Accounts to be determined in accordance with the provisions of said Regulations. In furtherance of the foregoing, the Capital Accounts shall be maintained in compliance with Section 1.704-1(b)(2)(iv) of the Regulations; and the provisions hereof shall be interpreted and applied in a manner consistent therewith. In the event that a Partnership Interest is transferred in accordance with the terms of this Agreement, the Capital Account, at the time of the transfer, of the transferor attributable to the transferred interest shall carry over to the transferee.

                           "Capital Contribution" shall mean, with respect to
any Partner, the amount of money and the initial Gross Asset Value of any Contributed Property, net of liabilities assumed by the Partnership in connection with such contribution or to which such property is subject when contributed.

                           "Certificate" shall mean the Certificate of
Limited Partnership establishing the Partnership, as filed with the office of the Pennsylvania Secretary of State, as it may be amended from time to time in accordance with the terms of this Agreement and the Act.

                           "Closing Price" on any date shall mean the last
sale price, regular way, or, in case no such sale takes place on such day, the average of the closing bid and asked prices, regular way, in either case as reported in the principal consolidated transaction reporting system with respect to securities listed or admitted to trading on the New York Stock Exchange or, if the Shares are not listed or admitted to trading on the New York Stock Exchange, as reported in the principal consolidated transaction reporting system with respect to securities listed on the principal national securities exchange on which the Shares are listed or admitted to trading or, if the Shares are not listed or admitted to trading on any national securities exchange, the last quoted price, or if not so quoted, the average of the high bid and low asked prices in the over-the-counter market, as reported by the National Association of Securities Dealers, Inc. Automated Quotations System or, if such system is no longer in use, the principal other automated quotations system that may then be in use or, if the Shares are not quoted by any such organization, the average of the closing bid and asked prices as furnished by a professional market maker making a market in the Shares as such person is selected from time to time by the Board of Trustees of the General Partner.

                           "Code" shall mean the Internal Revenue Code of
1986, as amended and in effect from time to time. Any reference herein to a specific section of the Code shall be deemed to include a reference to any corresponding provision of succeeding laws.

                           "Completion of the Offering" shall mean the
closing of the first sale of Shares in the Offering.

                           "Consent of the Limited Partners" shall mean the
written consent of a Majority-In-Interest of the Limited Partners, which Consent shall be obtained prior to the taking of any action for which it is required by this Agreement and may be given or withheld by a Majority-In-Interest of the Limited Partners, unless otherwise expressly provided herein, in their sole and absolute discretion.

                           "Contributed Partnership Interests" shall mean,
with respect to each Limited Partner, the partnership interests in the Existing Property Partnership(s) contributed to the Partnership by such Limited Partner (or deemed contributed to the Partnership including on the termination and reconstitution thereof pursuant to Code Section 708), as set forth and so identified in the books and records of the Partnership.

                           "Contributed Property" shall mean each property or
other asset, in such form as may be permitted by the Act (but excluding cash) contributed to the Partnership, with respect to the Partnership Interest held by each Partner (or deemed contributed to the Partnership including on the termination and reconstitution thereof pursuant to Code Section 708).

                           "Contribution Agreement" shall mean the Amended
and Restated Contribution Agreement dated as of May 19, 1994 between the Partnership and the several Contributors named therein.

                           "Control" shall mean the ability, whether by the
direct or indirect ownership of shares or other equity interests, by contract or otherwise, to elect a majority of the directors of a corporation, to select the managing partner of a partnership, or otherwise to select, or have the power to remove and then select, a majority of those persons exercising governing authority over an Entity. In the case of a limited partnership, the sole general partner, all of the general partners to the extent each has equal management control and authority, or the managing general partner or managing general partners thereof shall be deemed to have control of such partnership and, in the case of a trust, any trustee thereof or any Person having the right to select any such trustee shall be deemed to have control of such trust.

                           "Current Per Share Market Price" on any date shall
mean the average of the Closing Price for the five consecutive Trading Days ending on such date.

                           "Debentures" means the Exchangeable Subordinated
Debentures Due 2001 issued by the Partnership, as the same may be hereafter amended, and all replacements thereof.

                           "Depreciation" shall mean, with respect to any
asset of the Partnership for any fiscal year or other period, the depreciation or amortization, as the case may be, allowed or allowable for Federal income tax purposes in respect of such asset for such fiscal year or other period; provided, however, that if there is a difference between the Gross Asset Value and the adjusted tax basis of such asset, Depreciation shall mean "book" depreciation or amortization as determined under Section 1.704-1(b)(2)(iv)(g)(3) of the Regulations.

                           "Entity" shall mean any general partnership,
limited partnership, corporation, joint venture, trust, business trust, real estate investment trust or association.

                           "ERISA" shall mean the Employee Retirement Income
Security Act of 1974, as amended from time to time (or any corresponding provisions of succeeding laws).

                           "Existing Property Partnership Agreements" shall
mean the partnership agreements under which the Existing Property Partnerships are constituted, as amended from time to time.

                           "Existing Property Partnership Interests" shall
mean the interests of the Partnership as a partner in each of the Existing Property Partnerships.

                           "Existing Property Partnerships" shall mean those
partnerships listed on Exhibit B hereto.

                           "GAAP" shall mean generally accepted accounting
principles in effect from time to time.

                           "General Partner" shall mean Liberty Property
Trust, a Maryland real estate investment trust, its duly admitted successors and assigns and any other Person who is a general partner of the Partnership at the time of reference thereto.

                           "Gross Asset Value" shall mean, with respect to
any asset of the Partnership, such asset's adjusted basis for Federal income tax purposes, except as follows:

                           (a) the initial Gross Asset Value of any asset
                  contributed by a Partner to the Partnership shall be the gross fair market value of such asset at the time of its contribution as reasonably determined by the General Partner and as so reflected in the books and records of the Partnership;

                           (b) if the General Partner reasonably determines that
                  an adjustment is necessary or appropriate to reflect the relative economic interests of the Partners, the Gross Asset Values of all Partnership assets shall be adjusted to equal their respective gross fair market values, as reasonably determined by the General Partner, as of the following times:

                                      (i) immediately prior to a Capital
                           Contribution (other than a de minimis Capital Contribution) to the Partnership by a new or existing Partner as consideration for a Partnership Interest;

                                     (ii) immediately prior to the distribution
                           by the Partnership to a Partner of more than a de minimis amount of Partnership property as consideration for the redemption of a Partnership Interest; and

                                    (iii) immediately prior to the liquidation
                           of the Partnership within the meaning of Section 1.704-1(b)(2)(ii)(g) of the Regulations;

                           (c) the Gross Asset Values of Partnership assets
                  distributed to any Partner shall be the gross fair market values of such assets as reasonably determined by the General Partner as of the date of distribution; and

                           (d) the Gross Asset Values of Partnership assets
                  shall be increased (or decreased) to reflect any adjustments to the adjusted basis of such assets pursuant to Sections 734(b) or 743(b) of the Code, but only to the extent that such adjustments are taken into account in determining Capital Accounts pursuant to Section 1.704-1(b)(2)(iv)(m) of the Regulations; provided, however, that Gross Asset Values shall not be adjusted pursuant to this paragraph to the extent that the General Partner reasonably determines that an adjustment pursuant to paragraph (b) above is necessary or appropriate in connection with a transaction that would otherwise result in an adjustment pursuant to this paragraph (d).

At all times, Gross Asset Values shall be adjusted by any Depreciation taken into account with respect to the Partnership's assets for purposes of computing Net Income and Net Loss. Any adjustment to the Gross Asset Values of Partnership property shall require an adjustment to the Partners' Capital Accounts; as for the manner in which such adjustments are allocated to the Capital Accounts, see clause (c) of the definition of Net Income and Net Loss in the case of adjustment by Depreciation, and clause (d) of said definition in all other cases.

                           "Immediate Family" shall mean, with respect to any
Person, such Person's spouse, parents, parents-in-law, descendants, brothers, sisters, first cousins, brothers-in-law and sisters-in-law.

                           "Indemnitee" shall mean (i) any Person made a
party to a proceeding by reason of his status as (A) the General Partner, (B) a trustee, director, officer or Liquidating Trustee of the Partnership or the General Partner or (C) a Limited Partner Representative, and (ii) such other Persons (including Affiliates of the General Partner or the Partnership) as the General Partner may designate from time to time, in its sole and absolute discretion.

                           "Indemnity Collateral" shall have the meaning set
forth in Section 13.3.

                           "Independent Trustee(s)" shall mean those Trustees
of the General Partner who are not officers or employees of the General Partner.

                           "Lien" shall mean any liens, security interests,
mortgages, deeds of trust, pledges, options, rights of first offer or first refusal and any other similar encumbrances of any nature whatsoever.

                           "Limited Partner Representatives" shall have the
meaning set forth in Section 10.6 hereof.

                           "Limited Partners" shall mean those Persons listed
under the heading "Limited Partners" on Exhibit A attached hereto in their respective capacities as limited partners of the Partnership, their permitted successors or assigns as limited partner hereof, or any Person who, at the time of reference thereto, is a limited partner of the Partnership.

                           "Liquidating Trustee" shall mean such individual
or entity as is selected as the Liquidating Trustee hereunder by the General Partner, which individual or Entity may include an Affiliate of the General Partner, provided such Liquidating Trustee agrees in writing to be bound by the terms of this Agreement. The Liquidating Trustee shall be empowered to give and receive notices, reports and payments in connection with the dissolution, liquidation and/or winding up of the Partnership and shall hold and exercise such other rights and powers as are necessary or required to authorize all parties to deal with the Liquidating Trustee in connection with the dissolution, liquidation and/or winding-up of the Partnership and shall hold and exercise such other rights and powers as are necessary or required to permit all parties to deal with the Liquidating Trustee in connection with the dissolution, liquidation and/or winding-up of the Partnership.

                           "Majority-In-Interest of the Limited Partners"
shall mean Limited Partner(s) who hold in the aggregate more than fifty percent (50%) of the Percentage Interests then allocable to and held by the Limited Partners, as a class.

                           "Minimum Gain Attributable to Partner Nonrecourse
Debt" shall mean "partner nonrecourse debt minimum gain" as determined in accordance with Regulation Section 1.704-2(i)(2).

                           "Net Financing Proceeds" shall mean the cash
proceeds received by the Partnership in connection with any borrowing or refinancing of borrowing (i) by or on behalf of the Partnership or (ii) by or on behalf of any Property Partnership (whether or not secured), after deduction of all costs and expenses incurred by the Partnership or the Property Partnership in connection with such borrowing, and after deduction of that portion of such proceeds used to repay any other indebtedness of the Partnership or Property Partnerships, or any interest or premium thereon.

                           "Net Income or Net Loss" shall mean, for each
fiscal year or other applicable period, an amount equal to the Partnership's net income or loss for such year or period as determined for federal income tax purposes by the Accountants, determined in accordance with Section 703(a) of the Code (for this purpose, all items of income, gain, loss or deduction required to be stated separately pursuant to Section 703(a) of the Code shall be included in taxable income or loss), with the following adjustments: (a) by including as an item of gross income any tax-exempt income received by the Partnership; (b) by treating as a deductible expense any expenditure of the Partnership described in Section 705(a)(2)(B) of the Code (including amounts paid or incurred to organize the Partnership (unless an election is made pursuant to Code Section 709(b)) or to promote the sale of interests in the Partnership and by treating deductions for any losses incurred in connection with the sale or exchange of Partnership property disallowed pursuant to Section 267(a)(1) or Section 707(b) of the Code as expenditures described in Section 705(a)(2)(B) of the Code); (c) in lieu of depreciation, depletion, amortization, and other cost recovery deductions taken into account in computing total income or loss, there shall be taken into account Depreciation; (d) gain or loss resulting from any disposition of Partnership property with respect to which gain or loss is recognized for federal income tax purposes shall be computed by reference to the Gross Asset Value of such property rather than its adjusted tax basis; and (e) in the event of an adjustment of the Gross Asset Value of any Partnership asset which requires that the Capital Accounts of the Partnership be adjusted pursuant to Regulation Section 1.704-1(b)(2)(iv)(e), (f) and (m), the amount of such adjustment is to be taken into account as additional Net Income or Net Loss pursuant to Exhibit C. Once an item of income, gain, loss or deductions has been included in the initial computation of Net Income or Net Loss or is subjected to the special allocation rules in Exhibit C, Net Income or Net Loss shall be recomputed without regard to such item.

                           "Net Operating Cash Flow" shall mean, with respect
to any fiscal period of the Partnership, the excess, if any, of "Receipts" over "Expenditures". For purposes hereof, the term "Receipts" means the sum of all cash receipts of the Partnership from all sources for such period, including Net Sale Proceeds and Net Financing Proceeds but excluding Capital Contributions, and any amounts held as reserves as of the last day of such period which the General Partner reasonably deems to be in excess of reserves as determined below. The term "Expenditures" means the sum of (a) all cash expenses of the Partnership for such period, (b) the amount of all payments of principal and interest on account of any indebtedness of the Partnership including payments of principal and interest on account of loans from the General Partner, or amounts due on such indebtedness during such period, and (c) such cash reserves as of the last day of such period as the General Partner deems necessary or appropriate for any capital, operating or other expenditure, including, without limitation, contingent liabilities.

                           "Net Sale Proceeds" shall mean the cash proceeds
received by the Partnership in connection with a sale of any asset (i) by or on behalf of the Partnership or (ii) by or on behalf of a Property Partnership, after deduction of any costs or expenses incurred by the Partnership or a Property Partnership, or payable specifically out of the proceeds of such sale (including, without limitation, any repayment of any indebtedness required to be repaid as a result of such sale or which the General Partner elects to repay out of the proceeds of such sale, together with accrued interest and premium, if any, thereon and any sales commissions or other costs and expenses due and payable to any Person in connection with a sale, including to a Partner or its Affiliates).

                           "Nonrecourse Deductions" shall have the meaning
set forth in Sections 1.704-2(b)(1) and (c) of the Regulations.

                           "Nonrecourse Liabilities" shall have the meaning
set forth in Section 1.704-2(b)(3) of the Regulations.

                           "Offering" shall have the meaning set forth in the
Registration Statement.

                           "Partner Nonrecourse Deductions" shall have the
meaning set forth in Section 1.704-2(i)(2) of the Regulations.

                           "Partner(s)" shall mean the General Partner and/or
the Limited Partners, their duly admitted successors or assigns or any Person who is a partner of the Partnership at the time of reference thereto.

                           "Partnership" shall mean the limited partnership
hereby constituted, as such limited partnership may from time to time be constituted.

                           "Partnership Interest" shall mean the ownership
interest of a Partner in the Partnership from time to time, including each Partner's Percentage Interest and such Partner's Capital Account. Wherever in this Agreement reference is made to a particular Partner's Partnership Interest it shall be deemed to refer to such Partner's Percentage Interest and shall include the proportionate amount of such Partner's other interests in the Partnership which are attributable to or based upon the Partner's Partnership Interest.

                           "Partnership Minimum Gain" shall have the meaning
set forth in Section 1.704-2(b)(2) of the Regulations.

                           "Partnership Record Date" means the record date
established by the General Partner for distribution of Net Operating Cash Flow pursuant to Section 6.1 hereof, which record date shall be the same as the record date established by the General Partner for distribution to its shareholders of some or all of its portion of such distribution.

                           "Percentage Interest" shall mean, with respect to
any Partner, the percentage ownership interest of such Partner in such items of the Partnership as to which the term "Percentage Interests" is applied in this Agreement. Such Percentage Interest shall be determined by dividing the Partnership Interests owned by such Partner by the total number of Partnership Interests then outstanding and as specified in Exhibit A hereto, as such Exhibit may be amended from time to time.

                           "Person" shall mean any natural person or Entity.

                           "Property" or "Properties" shall mean any real
estate (and related assets) in which the Partnership or any Property Partnership, directly or indirectly, owns or acquires ownership of a fee or leasehold interest.

                           "Property Partnership Agreements" shall mean and
include the Existing Property Partnership Agreements and any partnership agreement, certificate of incorporation, bylaws or similar agreement, document or body of law (as any of the foregoing may be amended, modified or supplemented from time to time) under which a Property Partnership is constituted or by which it is governed.

                           "Property Partnership Interests" shall mean and
include Existing Property Partnership Interests and the interest of the Partnership as a partner or other equity participant in any Property Partnership acquired after the date hereof.

                           "Property Partnerships" shall mean and include the
Existing Property Partnerships and any partnership or other Entity in which the Partnership is or becomes a partner or other equity participant and which is formed for the purpose of acquiring, developing or owning a Property or a proposed Property.

                           "Prospectus" shall mean any prospectus filed with
the Securities and Exchange Commission under Rule 424 of the Act, and any amendment or supplement thereto, as part of the Registration Statement.

                           "Registration Statement" shall mean the
Registration Statement No. 33-77084 (including the prospectus contained therein) heretofore filed by the General Partner with the SEC, and any amendments at any time hereafter made thereto (other than post-effective amendments), pursuant to which the General Partner proposes to offer and sell certain of its Shares.

                           "Regulations" shall mean the Income Tax
Regulations promulgated under the Code, as such regulations may be amended from time to time (including corresponding provisions of succeeding regulations).

                           "Regulatory Allocations" shall have the meaning
set forth in Exhibit C hereto.

                           "REIT" shall mean a real estate investment trust
as defined in Section 856 of the Code.

                           "REIT Expenses" shall mean (i) costs and expenses
relating to the formation and continuity of existence of the General Partner and its subsidiaries (which subsidiaries shall, for purposes of this definition, include the Property Partnerships and be included within the definition of General Partner), including taxes, fees and assessments associated therewith, any and all costs, expenses or fees payable to any director or trustee of the General Partner or such subsidiaries, (ii) costs and expenses relating to any offer or registration of securities by the General Partner and all statements, reports, fees and expenses incidental thereto, including underwriting discounts and selling commissions applicable to any such offer of securities, (iii) costs and expenses associated with the preparation and filing of any periodic reports by the General Partner under federal, state or local laws or regulations, including filings with the SEC, (iv) costs and expenses associated with compliance by the General Partner with laws, rules and regulations promulgated by any regulatory body, including the SEC, and (v) all other operating or administrative costs of the General Partner incurred in the ordinary course of its business on behalf of the Partnership.

                           "REIT Requirements" shall have the meaning set
forth in Section 6.2 hereof.

                           "Rights" shall have the meaning set forth in
Section 11.1 hereof.

                           "Rouse Principals" shall mean Willard G. Rouse
III, George F. Congdon and Joseph P. Denny.

                           "Rouse Senior Executives" shall mean Willard G.
Rouse III, George F. Congdon, Joseph P. Denny, David C. Hammers, Robert E. Fenza, Leslie Reid Price, Claiborn M. Carr, III, John A. Castorina, Jill R. Felix, Larry Gildea and Robert Goldschmidt.

                           "SEC" shall mean the United States Securities and
Exchange Commission.

                           "Section 704(c) Tax Items" shall have the meaning
set forth in Exhibit C.

                           "Shares" shall mean the common shares of
beneficial interest of the General Partner.

                           "Special Indemnitors" shall mean Willard G. Rouse
III, George F. Congdon, Joseph P. Denny and David C. Hammers.

                           "Special Indemnity Collateral" shall have the
meaning set forth in Section 13.3.

                           "Stock Incentive Plan" shall mean the General
Partner's 1994 Share Incentive Plan and any other stock option or stock incentive plan hereafter adopted by the General Partner.

                           "Stock Option" shall mean an option to purchase
Shares granted under the Stock Incentive Plan.

                           "Stock Option Agreement" shall mean the form of
Stock Option Agreement to be used under the Stock Incentive Plan.

                           "Specified Decisions" shall have the meaning set
forth in Section 7.2 hereof.

                           "TLC Contribution Agreement" shall mean that
certain Contribution and Acquisition Agreement dated as of March 5, 1997, and amended by that certain Amendment No. 1 to Contribution and Acquisition Agreement dated as of April 17, 1997, by and among The Liberty Corporation, certain of its affiliates named therein, the Partnership and the General Partner.


                           "Tax Items" shall have the meaning set forth in
Exhibit C.

                           "Trading Day" shall mean a day on which the
principal national securities exchange on which the Common Stock is listed or admitted to trading is open for the transaction of business or, if the Shares are not listed or admitted to trading on any national securities exchange, shall mean any day other than a Saturday, a Sunday or a day on which banking institutions in the State of New York are authorized or obligated by law or executive order to close.

                           "Underwriting Agreement" shall mean that certain
Underwriting Agreement for the offering and sale of 18,250,000 Shares among the General Partner, the Partnership and the representatives of the several underwriters named therein.

                                   ARTICLE II

              CONTINUATION OF PARTNERSHIP; BUSINESS OF PARTNERSHIP

                 2.1 Continuation. The parties hereto do hereby continue the Partnership as a limited partnership pursuant to the provisions of the Act for the purposes and upon the terms and conditions hereinafter set forth. The Partners agree that the rights and liabilities of the Partners shall be as provided in the Act, except as otherwise herein expressly provided.

                 2.2 Name. The name of the Partnership shall be Liberty Property Limited Partnership, or such other name as shall be chosen from time to time by the General Partner in its sole discretion.

                 2.3 Character of the Business. The purpose of the Partnership shall be to acquire, hold, own, develop, construct, improve, maintain, operate, sell, lease, transfer, encumber, convey, exchange, and otherwise dispose of or deal with the Properties and any other real and personal property of all kinds; to exercise all of the powers of a partner in the Property Partnerships; to acquire, own, deal with and dispose of Property Partnership Interests; to undertake such other activities as may be necessary, desirable or appropriate to the business of the Partnership; to engage in such other activities as shall be necessary, desirable or appropriate to effectuate the foregoing purposes; and to otherwise engage in any enterprise or business in which a limited partnership may engage or conduct under the Act. The Partnership shall have all powers necessary, desirable or appropriate to accomplish the purposes enumerated. In connection with the foregoing, the Partnership shall have full power and authority, directly or through its interest in Property Partnerships, to enter into, perform, and carry out contracts of any kind, to borrow money and to issue evidences of indebtedness, (including, without limitation, the Debentures) whether or not secured by mortgages, security interests or other liens, and to enter into any and all indentures and other agreements and documents relating to such evidence of indebtedness, directly or indirectly, and to acquire and construct additional Properties necessary or useful in connection with its business.

                 2.4 Location of Principal Place of Business. The location of the principal place of business of the Partnership shall be at 65 Valley Stream Parkway, Suite 100, Great Valley Corporate Center, Malvern, PA 19335, or such other location as shall be selected from time to time by the General Partner in its sole discretion.

                                   ARTICLE III

                                      TERM

                 3.1 Commencement. The Partnership's term commenced upon the filing of the Certificate with the Secretary of State of Pennsylvania on March 28, 1994.

                 3.2 Dissolution. The Partnership shall continue until dissolved upon the occurrence of the earliest of the following events:

                           (a)  the dissolution, termination, withdrawal,
retirement or Bankruptcy of the General Partner, subject to the Partnership being continued as provided in Section 9.1 hereof;

                           (b)  the election to dissolve the Partnership made
in writing by the General Partner with the Consent of the Limited Partners;

                           (c)  the sale or other disposition of all or
substantially all of the assets of the Partnership, unless the General Partner elects to continue the Partnership business for the purpose of the receipt and the collection of indebtedness or the collection of any other consideration to be received in exchange for the assets of the Partnership (which activities shall be deemed to be part of the winding up of the affairs of the Partnership);

                           (d)  the entry of a decree of judicial dissolution
of the Partnership pursuant to the provisions of the Act, which decree is final and not subject to appeal; or

                           (e) December 31, 2090.

                                   ARTICLE IV

                              CAPITAL CONTRIBUTIONS

                 4.1 Capital Contributions, Partnership Interests and Percentage Interests of the Partners. In various transactions from the organization of the Partnership through the date of this Agreement, the Partners have made or caused to be made their respective Capital Contributions to the Partnership as reflected on the books of the Partnership. The Partners shall own Partnership Interests in the amounts set forth in Exhibit A and shall have the Percentage Interests in the Partnership as set forth in such Exhibit, which Percentage Interests shall be adjusted in Exhibit A from time to time by the General Partner to the extent necessary to properly reflect conversions of Partnership Interests, Capital Contributions, the issuance of additional Partnership Interests, or any other event having an effect on a Partner's Percentage Interest. Any such changes to Exhibit "A" may be made by the General Partner without the need for a formal amendment to this Agreement, and the Exhibit "A" maintained from time to time on the books of the Partnership shall, absent manifest error, be conclusive as to the Partnership Interests and Percentage Interests of the Partners. A Partnership Interest refers to each separate unit of ownership interest in the Partnership. The number of Partnership Interests and Percentage Interests of each Partner are as specified on Exhibit A hereto as such schedule may be amended from time to time to reflect transfers of Partnership Interests, issuance of additional Partnership Interests and conversions of Partnership Interests, but no such amendment can itself change the number of Partnership Interests held by each Partner, as specified on such Exhibit A. Except to the extent specifically set forth in this Agreement with respect to the General Partner, the Partners shall have no obligation to make any additional Capital Contributions or loans to the Partnership, even if the failure to do so could result in the Bankruptcy or insolvency of the Partnership or any other adverse consequence to the Partnership. At the time of the mandatory exchange of Property Partnership Interests for Partnership Interests pursuant to Section 8.2(b) of the Existing Property Partnership Agreements, the obligations of the respective transferors with respect to their loans referred to in said Section 8.2(b) will be assumed by the Partnership, and the respective transferors will be released by the holder of such loans from any further personal liability under such loans.

                 4.2       Issuance of Additional Partnership Interests and
                           REIT Shares.

                           (a)      The General Partner is hereby authorized to
cause the Partnership from time to time to issue to one or more of the Partners (including the General Partner) or other Persons additional Partnership Interests in one or more classes, or one or more series of any of such classes, with such designations, preferences and participating, optional or other special rights, powers and duties, including rights, powers and duties which may be senior to interests in the Partnership theretofore issued, all as shall be determined by the General Partner in its sole and absolute discretion and without the approval of any of the Limited Partners, including, without limitation, (i) the allocations of items of Partnership income, gain, loss, deduction and credit to each such class or series of Partnership Interests: (ii) the right of each such class or series of Partnership Interests to share in Partnership distributions; and (iii) the rights of each such class or series of Partnership Interests upon dissolution and liquidation of the Partnership, provided that no such additional Partnership Interests shall be issued to the General Partner unless either (i) the additional Partnership Interests are issued in connection with an issuance of shares of the General Partner, which shares have designations, preferences and other rights, all such that the economic interests thereof are substantially similar to the designations, preferences and other rights of the additional Partnership Interests issued to the General Partner in accordance with this Section 4.2(a) and the General Partner shall make a Capital Contribution to the Partnership in an amount equal to the net proceeds, if any, received by the General Partner in connection with the issuance of such shares of the General Partner, or (ii) the additional Partnership Interests are issued to all Partners in proportion to their respective Percentage Interests.

                           (b)      After the initial public offering of Shares,
the General Partner shall not issue any additional Shares (other than Shares issued pursuant to the provisions of Section 11.1 and Exhibit D hereto and Shares issued whose proceeds are used to purchase Partnership Interests transferred pursuant to Section 11.1 and Exhibit D hereto) or rights, options, warrants or convertible or exchangeable securities containing the right to subscribe for or purchase Shares (collectively, "New Securities") other than to all holders of Shares unless (i) the General Partner shall cause the Partnership to issue to the General Partner (or in the absence of such issuance, there shall be deemed to have been issued to the General Partner) Partnership Interests or rights, options, warrants or convertible or exchangeable securities of the Partnership having designations, preferences and other rights, all such that the economic interests are substantially similar to those of the New Securities, and
(ii) the General Partner contributes the net proceeds, if any, from the issuance of such New Securities and from the exercise of rights contained in such New Securities to the Partnership.

                           (c)      In connection with the initial public
offering of Shares by the General Partner, and any other issuance of Shares pursuant to this Section 4.2, the General Partner shall make a Capital Contribution to the Partnership of the net proceeds received by it in connection with such issuance, provided that if the proceeds actually received by the General Partner are less than the gross proceeds of such issuance as a result of any underwriter's discount, placement fees, commissions or other expenses paid or incurred in connection with such issuance, then the General Partner shall be deemed to have made a Capital Contribution to the Partnership in the amount of the gross proceeds of such issuance and the Partnership shall be deemed simultaneously to have reimbursed the General Partner pursuant to Section 7.3 for the amount of such underwriters' discount, placement fees, commissions or other expenses.

                           (d)      No Person shall have any preemptive,
preferential or other similar right with respect to (i) additional Capital Contributions or loans to the Partnership; or (ii) issuance or sale of any Partnership Interests.

                           (e)      The General Partner is hereby authorized on
behalf of each of the Partners to amend this Agreement to reflect the admission of any Additional Partner or any increase in the Percentage Interests of any Partner and the corresponding reduction of the Percentage Interests of the other Partners in accordance with the provisions of this Section 4.2, and the General Partner shall promptly send a copy of such amendment to each Limited Partner.

                           (f)      Pursuant to subsections 4.2(a) and (b)
hereof, on August 11, 1997 the General Partner contributed to the Partnership approximately $120,813,500, representing the net proceeds from the issuance of New Securities consisting of 5,000,000 shares of 8.80% Series A Cumulative Redeemable Preferred Shares of Beneficial Interest, Liquidation Preference $25.00 per share. Effective upon the Partnership's receipt of such net proceeds the Partnership is deemed to have issued to the General Partner 5,000,000 units of 8.80% Series A Cumulative Redeemable Preferred Partnership Interests, the designations, preferences and participating, optional or other special rights, powers and duties of which are set forth on Exhibit F hereto.

                 4.3 No Third Party Beneficiaries. No creditor or other third party shall have the right to enforce any right or obligation of any Partner to make Capital Contributions or loans or to pursue any other right or remedy hereunder or at law or in equity, it being understood and agreed that the provisions of this Agreement shall be solely for the benefit of, and may be enforced solely by, the parties hereto and their respective successors and assigns. None of the rights or obligations of the Partners herein set forth to make Capital Contributions or loans to the Partnership shall be deemed an asset of the Partnership for any purpose by any creditor or other third party, nor may such rights or obligations be sold, transferred or assigned by the Partnership or pledged or encumbered by the Partnership to secure any debt or other obligation of the Partnership or of any of the Partners.

                 4.4 No Interest on or Return of Capital Contribution. No Partner shall be entitled to interest on its Capital Contribution or, except as otherwise specifically provided herein, have any right to demand or receive the return of its Capital Contribution.

                 4.5 Loans to Partnership. At the option of the General Partner, any Partner (including, without limitation, the General Partner) may make loans to the Partnership on terms deemed by the General Partner to be commercially reasonable.

                 4.6 Stock Incentive Plan. If at any time or from time to time Stock Options granted in connection with the General Partner's Stock Incentive Plan are exercised or restricted Shares are issued in accordance with the terms of the Stock Incentive Plan:

                           (a)      the General Partner shall, as soon as
practicable after such exercise, contribute to the capital of the Partnership an amount equal to the exercise price paid to the General Partner by such exercising party in connection with the exercise of the Stock Option; and

                           (b)      with respect to the issuance of Stock
Options, the General Partner shall be deemed to have contributed to the Partnership as a Capital Contribution pursuant to Section 4.6(a) hereof an amount equal to the excess of the Current Per Share Market Price (as of the Trading Date immediately preceding the date on which the purchase of the Shares by such exercising party is consummated) over the amount contributed in respect of the exercise of such Options pursuant to Section 4.6(a) multiplied by the number of Shares delivered by the General Partner to such exercising party, and with respect to the issuance of restricted Shares such Current Per Share Market Price multiplied by the number of restricted Shares so issued.

                                    ARTICLE V

                         CERTAIN CONCURRENT TRANSACTIONS

                             [INTENTIONALLY OMITTED]


                                   ARTICLE VI

ALLOCATIONS, DISTRIBUTIONS AND OTHER TAX AND ACCOUNTING MATTERS

                 6.1 Allocations. The Net Income, Net Loss and/or other Partnership items shall be allocated pursuant to the provisions of Exhibit C hereto.

                 6.2 Distributions. Except as provided in Section 8.2, the General Partner shall cause the Partnership to distribute all or any portion of Net Operating Cash Flow to the Partners from time to time as determined by the General Partner, but in any event not less frequently than quarterly in such amounts as the General Partner shall determine; provided, however, (a) that all such distributions shall be made pro rata in accordance with the Partners' then Percentage Interests; (b) that distributions to be received by newly admitted Limited Partners in their capacity as partners of the Partnership shall be pro-rated to reflect the portion of the fiscal quarter of the Partnership for which the newly admitted Limited Partners held their Partnership Interests and shall not be pro rata in accordance with their then Percentage Interests; and
(c) that notwithstanding the foregoing, the General Partner shall use its best efforts to cause the Partnership to distribute sufficient amounts to enable the General Partner to pay shareholder dividends that will (i) satisfy the requirements for qualifying as a REIT under the Code and Regulations ("REIT Requirements"), and (ii) avoid any federal income or excise tax liability of the General Partner.

                 6.3 Books of Account. At all times during the continuance of the Partnership, the General Partner shall maintain or cause to be maintained full, true, complete and correct books of account. In addition, the Partnership shall keep all records required to be kept pursuant to the Act.

                 6.4 Reports. The General Partner shall cause to be sent to the Limited Partners promptly after receipt of the same from the Accountants and in no event later than 105 days after the close of each fiscal year of the Partnership, copies of Audited Financial Statements for the Partnership, or of the General Partner if such statements are prepared solely on a consolidated basis with the General Partner, for the immediately preceding fiscal year of the Partnership. The Partnership shall also cause to be prepared such reports and/or information as are necessary for the General Partner to determine its qualification as a REIT and its compliance with REIT Requirements.

                 6.5 Tax Elections and Returns. All elections required or permitted to be made by the Partnership under any applicable tax law shall be made by the General Partner in its sole discretion. The General Partner shall cause the Accountants to prepare and submit to the Limited Partner Representatives on or before March 31st of each year for review all federal and state income tax returns of the Partnership and cause the Accountants for the Property Partnerships to submit to the Limited Partner Representatives on or before March 31st of each year for review all federal and state income tax returns of the Property Partnerships. If the Limited Partner Representatives determine that any modifications to the tax returns of the Partnership or any Property Partnership should be considered, the Limited Partner Representatives shall, within ten (10) days following receipt of such tax returns from the Accountants or the General Partner, indicate to the Accountants or to the General Partner to advise the Property Partnership's accountants of the suggested revisions to the tax returns, which returns shall be resubmitted to the Limited Partner Representatives for their review (but not approval). The Limited Partner Representatives shall complete their review of the resubmitted returns within ten (10) days after receipt thereof from the Accountants or the General Partner. The General Partner shall consult in good faith with the Limited Partner Representatives regarding any proposed modifications to the tax returns of the Partnership and/or the Property Partnerships. A statement of the allocation of Net Income or Loss of the Partnership shown on the annual income tax returns prepared by the Accountants and a statement of the allocation of Net Income or Net Loss shown on the income tax return of the Property Partnerships shall be transmitted and delivered to the Limited Partner Representatives within ten (10) days of the receipt thereof by the Partnership. The General Partner shall be responsible for preparing and filing all federal and state tax returns for the Partnership and furnishing copies thereof to the Partners, together with required Partnership schedules showing allocations of tax items and copies of the tax returns of all Property Partnerships, all within the period of time prescribed by law.

                 6.6 Tax Matters Partner. The General Partner is hereby designated as the Tax Matters Partner within the meaning of Section 6231 (a)(7) of the Code for the Partnership; provided, however, that (i) in exercising its authority as Tax Matters Partner it shall be limited by the provisions of this Agreement affecting tax aspects of the Partnership; (ii) the General Partner shall consult in good faith with the Limited Partner Representatives regarding the filing of a Code Section 6227(b) administrative adjustment request with respect to the Partnership or a Property Partnership before filing such request, it being understood, however, that the provisions hereof shall not be construed to limit the ability of any Partner, including the General Partner, to file an administrative adjustment request on its behalf pursuant to Section 6227(a) of the Code; (iii) the General Partner shall consult in good faith with the Limited Partner Representatives regarding the filing of a petition for judicial review of an administrative adjustment request under Section 6228 of the Code, or a petition for judicial review of a final partnership administrative judgment under Section 6226 of the Code relating to the Partnership before filing such petition; (iv) the General Partner shall give prompt notice to the Limited Partner Representatives of the receipt of any written notice that the Internal Revenue Service or any state or local taxing authority intends to examine or audit Partnership income tax returns for any year, receipt of written notice of the beginning of an administrative proceeding at the Partnership level relating to the Partnership under Section 6223 of the Code, receipt of written notice of the final Partnership administrative adjustment relating to the Partnership pursuant to Section 6223 of the Code, and receipt of any request from the Internal Revenue Service for waiver of any applicable statute of limitations with respect to the filing of any tax return by the Partnership and (v) the General Partner shall promptly notify the Limited Partner Representatives if the General Partner does not intend to file for judicial review with respect to the Partnership. The General Partner, in acting on behalf of the Partnership as tax matters partner of a Property Partnership, shall afford the Limited Partner Representatives the same rights with respect to Property Partnership tax matters as are afforded to the Limited Partner Representatives under this Section 6.6.

                 6.7       Withholding Payments Required By Law.

                           (a)      Unless treated as a Tax Payment Loan (as
hereinafter defined), any amount paid by the Partnership for or with respect to any Partner on account of any withholding tax or other tax payable with respect to the income, profits or distributions of the Partnership pursuant to the Code, the Treasury Regulations, or any state or local statute, regulation or ordinance requiring such payment (a "Withholding Tax Act") shall be treated as a distribution to such Partner for all purposes of this Agreement, consistent with the character or source of the income, profits or cash which gave rise to the payment or withholding obligation. To the extent that the amount required to be remitted by the Partnership under the Withholding Tax Act exceeds the amount then otherwise distributable to such Partner, the excess shall constitute a loan from the Partnership to such Partner (a "Tax Payment Loan") which shall be payable upon demand and shall bear interest, from the date that the Partnership makes the payment to the relevant taxing authority, at the rate announced from time to time by Citibank, N.A. (or any successor thereto) as its "prime rate", plus 5 percentage points, compounded monthly (but in no event higher than the highest interest rate permitted by applicable law). So long as any Tax

Payment Loan to any Partner or the interest thereon remains unpaid, the Partnership shall make future distributions due to such Partner under this Agreement by applying the amount of any such distributions first to the payment of any unpaid interest on such Tax Payment Loan and then to the repayment of the principal thereof, and no such future distributions shall be paid to such Partner until all of such principal and interest has been paid in full.

                           (b)      The General Partner shall have the authority
to take all actions necessary to enable the Partnership to comply with the provisions of any Withholding Tax Act applicable to the Partnership and to carry out the provisions of this Section. Nothing in this Section shall create any obligation on the General Partner to advance funds to the Partnership or to borrow funds from third parties in order to make any payments on account of any liability of the Partnership under a Withholding Tax Act.

                           (c)      In the event that a Tax Payment Loan is not
paid by a Limited Partner within 30 days after written demand therefor is made by the General Partner, the General Partner, as such Limited Partner's attorney-in-fact, may execute any and all such documents and take any and all such other action as the Limited Partner could take, in the Limited Partner's name, place and stead, to exercise Rights under Article XI hereof and to deliver on behalf of such Limited Partner a Sale Component Exercise Notice (as that term is defined in Exhibit D hereto) with respect to such Limited Partner's Partnership Interests or any portion thereof and (all documents relating thereto, including, without limitation, a bill of sale for such Partnership Interests), whose proceeds will be sufficient, in the General Partner's judgment, to pay such Loan, all accrued interest thereon and all costs incurred by the Partnership in connection with attempting to collect such Loan, and to apply the proceeds received upon the closing of the exercise of such Rights to repay such Loan, accrued interest and costs, with any balance of such proceeds being for the account of such Limited Partner. Each Limited Partner hereby irrevocably constitutes and appoints the General Partner with full power of substitution, to take any and all such action on behalf of the Limited Partner as is set forth in this Section 6.7(c). Such appointment shall survive the death or incompetency of each Limited Partner to the fullest extent permitted by law.

                           (d)  Any Partner who is not a nonresident alien or
a foreign entity, such as a corporation, partnership, trust or estate (as those terms are defined in the Code and the Treasury Regulations) shall deliver to the General Partner a Certification of Non-Foreign Status in the form attached hereto as Schedule 3 (the "Non-Foreign Certificate") for withholding purposes under Sections 1445 and 1446 of the Code. In the event that a Partner (i) is a nonresident alien or foreign entity, such as a corporation, partnership, trust or estate (as those terms are defined in the Code and the Treasury Regulations), or (ii) does not furnish a Non-Foreign Certificate to the General Partner, the withholding provisions in this Section 6.7 shall apply for purposes of Sections 1445 and 1446 of the Code.

                                   ARTICLE VII

             RIGHTS, DUTIES AND RESTRICTIONS OF THE GENERAL PARTNER

                 7.1       Powers and Duties of General Partner.

                           (a) The General Partner shall be responsible for
the management of the Partnership's business and affairs. Except as otherwise herein expressly provided, and subject to the limitations contained in Section
7.2 hereof with respect to Specified Decisions, the General Partner shall have, and is hereby granted, full and complete power, authority and discretion to take such action for and on behalf of the Partnership and in its name as the General Partner shall, in its sole and absolute discretion, deem necessary or appropriate to carry out the Partnership's business and the purposes for which the Partnership was organized. Except as otherwise expressly provided herein, and subject to Section 7.2 hereof, the General Partner shall, on behalf of, and at the expense of, the Partnership, have without limitation the right, power and authority:

                               (1) to manage, control, invest, reinvest, acquire
by purchase, lease or otherwise, sell, contract to purchase or sell, grant, obtain, or exercise options to purchase, options to sell or conversion rights, assign, transfer, convey, deliver, endorse, exchange, pledge, mortgage, abandon, improve, repair, maintain, insure, lease for any term and otherwise deal with any and all property of whatsoever kind and nature, and wheresoever situated, in furtherance of the purposes of the Partnership;

                                    (2)     to acquire, directly or indirectly,
interests in real estate of any kind and of any type, and any and all kinds of interests therein, and to determine the manner in which title thereto is to be held; to manage, insure against loss, protect and subdivide any of the real estate, interests therein or parts thereof; to improve, develop or redevelop any such real estate; to participate in the ownership and development of any property; to dedicate for public use, to vacate any subdivisions or parts thereof, to resubdivide, to contract to sell, to grant options to purchase or lease, to sell on any terms; to convey, to mortgage, pledge or otherwise encumber said property, or any part thereof; to lease said property or any part thereof from time to time, upon any terms and for any period of time, and to renew or extend leases, to amend, change or modify the terms and provisions of any leases and to grant options to lease and options to renew leases and options to purchase; to partition or to exchange said real property, or any part thereof, for other real or personal property; to grant easements or charges of any kind; to release, convey or assign any right, title or interest in or about or easement appurtenant to said property or any part thereof; to construct and reconstruct, remodel, alter, repair, add to or take from buildings on said premises; to insure any Person having an interest in or responsibility for the care, management or repair of such property; to direct the trustee of any land trust to mortgage, lease, convey or contract to convey the real estate held in such land trust or to execute and deliver deeds, mortgages, notes, and any and all documents pertaining to the property subject to such land trust or in any matter regarding such trust; to execute assignments of all or any part of the beneficial interest in such land trust;

                               (3) to employ, engage or contract with or dismiss
from employment or engagement Persons to the extent deemed necessary by the General Partner for the operation and management of the Partnership business, including but not limited to, contractors, subcontractors, engineers, architects, surveyors, mechanics, consultants, accountants, attorneys, insurance brokers, real estate brokers and others;

                               (4) to enter into contracts on behalf of the
Partnership and to cause all Administrative Expenses to be paid;

                               (5) to borrow and lend money and make and obtain
loans and advances to or from any Person for Partnership purposes (including, without limitation the making of loans to partners of any of the Property Partnerships); to contract liabilities and obligations of every kind and nature with or without security; and to repay, discharge, settle, adjust, compromise, or liquidate any such loan, advance, obligation or liability;

                               (6) to grant security interests, mortgage,
assign, pledge, hypothecate, deposit, deliver, enter into sale and leaseback arrangements or otherwise give as security or for sale or other disposition any and all Partnership property, tangible or intangible, including, but not limited to, personal property and real estate and interests; to sign, execute and deliver any and all assignments, deeds, bills of sale and instruments in writing; to enter into, make, execute, deliver and receive agreements, undertakings and instruments of every kind and nature; and generally to do any and all other acts and things incidental to any of the foregoing;

                               (7) to, acquire and enter into any contract of
insurance (including, without limitation, general partner liability and partnership reimbursement insurance policies) which the General Partner may deem necessary or appropriate;

                               (8) to conduct any and all banking transactions
on behalf of the Partnership; to draw, sign, execute, accept, endorse, guarantee, deliver, receive and pay any checks, drafts, bills of exchange, acceptances, notes, obligations, undertakings and other instruments for or relating to the payment of money in, into, or from any account in the Partnership's name; to make deposits and withdraw the same and to negotiate or discount commercial paper and acceptances;

                               (9) to demand, sue for, receive, and otherwise
take steps to collect all debts, rents, proceeds, interests, dividends, goods, income from property, damages and all other property, to which the Partnership may be entitled or which are or may become due the Partnership from any Person; to commence, prosecute or enforce, or to defend, answer or oppose, contest and abandon all legal proceedings in which the Partnership is or may hereafter be interested; and to settle, compromise or submit to arbitration any claims, disputes and matters which may arise between the Partnership and any other Person and to grant an extension of time for the payment or satisfaction thereof on any terms, with or without security;

                               (10) to acquire interests in and contribute
property to any limited or general partnerships, joint ventures, subsidiaries or other entities as the General Partner deems desirable.

                               (11) to maintain the Partnership's books and
records; and

                               (12) to prepare and deliver, or cause to be
prepared and delivered by the Accountants, all financial and other reports with respect to the operations of the Partnership, and preparation and filing of all tax returns and reports.

Except as otherwise provided herein, to the extent the duties of the General Partner require expenditures of funds to be paid to third parties, the General Partner shall not have any obligations hereunder except to the extent that Partnership funds are reasonably available to it for the performance of such duties, and nothing herein contained shall be deemed to require the General Partner, in its capacity as such, to expend its individual funds for payment to third parties or to undertake any specific liability or ligation on behalf of the Partnership.

                           (b)      Notwithstanding the provisions of Section
7.1(a), the Partnership shall not take, or refrain from taking, any action which, in the judgment of the General Partner, in its sole and absolute discretion, (i) could adversely affect the ability of the General Partner to continue to qualify as a REIT, (ii) could subject the General Partner to any additional taxes under Section 857 or Section 4981 of the Code or other potentially adverse consequences under the Code, or (iii) could violate any law or regulation of any governmental body or agency having jurisdiction over the General Partner or its securities, unless such action (or inaction) shall have been specifically consented to by the General Partner in writing.

                 7.2 Specified Decisions. At any time that the Limited Partners (other than the General Partner in its capacity as a Limited Partner) own in the aggregate more than 10% of the issued and outstanding Partnership Interests, the General Partner shall not, without the prior Consent of the Limited Partners, authorize or cause the Partnership to amend or terminate this Agreement (other than amendments which do not adversely affect any Limited Partner), make a general assignment for the benefit of creditors, institute any proceeding for bankruptcy or be dissolved or liquidated (collectively, the "Specified Decisions") or, subject to Section 7.6 below, take title to any property other than in the name of the Partnership or a subsidiary thereof.

                 7.3       Reimbursement of the General Partner.

                           (a)      Except as provided in this Section 7.3 and
elsewhere in this Agreement (including the provisions of Article 6 regarding distributions, payments and allocations to which it may be entitled), the General Partner shall not be compensated for its services as general partner of the Partnership.

                           (b)      The General Partner shall be reimbursed on a
monthly basis, or such other basis as the General Partner may determine in its sole and absolute discretion, for all expenses it incurs relating to the ownership of interests in the Partnership and operation of, or for the benefit of, the Partnership, including, without limitation, the Administrative Expenses. The Limited Partners acknowledge that the General Partner's sole business is the ownership of interests in and operation of the Partnership and that all of the General Partner's expenses are incurred for the benefit of the Partnership. Such reimbursements shall be in addition to any reimbursement to the General Partner as a result of indemnification pursuant to Section 7.8 hereof.

                           (c)      The General Partner shall also be reimbursed
for all expenses it incurs relating to the organization of the Partnership and the General Partner, the initial public offering of REIT shares by the General Partner, and any other issuance of additional Partnership Interests or REIT shares pursuant to Section 4.2 hereof.

                 7.4       Outside Activities of the General Partner.

                           (a)      The General Partner shall not directly or
indirectly enter into or conduct any business, other than in connection with the ownership, acquisition and disposition of Partnership Interests as a General Partner or Limited Partner and the management and operation of the business of the Partnership, and such activities as are incidental thereto.

                           (b)      The General Partner agrees that all
borrowings for the purpose of making distributions to its shareholders will be incurred by the Partnership or one or more of the Property Partnerships and the proceeds of such indebtedness will be included as Net Financing Proceeds hereunder.

                 7.5 Contracts with Affiliates. The Partnership may lend or contribute to its subsidiaries or other Persons in which it has an equity investment, and such Persons may borrow funds from the Partnership, on terms and conditions established in the sole and absolute discretion of the General Partner. The foregoing authority shall not create any right or benefit in favor of any Person. The Partnership may also engage in other transactions and enter into contracts with Affiliates which are on terms fair and reasonable to the Partnership and no less favorable to the Partnership than would be obtained from unaffiliated third parties.

                 7.6 Title to Partnership Assets. Title to Partnership assets, whether real, personal or mixed and whether tangible or intangible, shall be deemed to be owned by the Partnership as an entity, and no Partner, individually or collectively, shall have any ownership interest in such Partnership assets or any portion thereof. Title to any or all of the Partnership assets may be held in the name of the Partnership, the General Partner or one or more nominees, as the General Partner may determine, including Affiliates of the General Partner. The General Partner hereby acknowledges and confirms that any partnership assets for which legal title is held in the name of the General Partner or any nominee or Affiliate of the General Partner shall be held by the General Partner for the use and benefit of the Partnership in accordance with the provisions of this Agreement; provided, however, that the General Partner shall use its best efforts to cause beneficial and record title to such assets to be vested in the Partnership as soon as reasonably practicable. All Partnership assets shall be recorded as the property of the Partnership in its books and records, irrespective of the name in which legal title to such Partnership assets is held.

                 7.7 Reliance by Third Parties. Notwithstanding anything to the contrary in this Agreement, any Person dealing with the Partnership shall be entitled to assume that the General Partner has full power and authority to encumber, sell or otherwise use in any manner any and all assets of the Partnership and to enter into any contracts on behalf of the Partnership, and such Person shall be entitled to deal with the General Partner as if it were the Partnership's sole party in interest, both legally and beneficially. Each Limited Partner hereby waives any and all defenses or other remedies which may be available against such

Person to contest, negate or disaffirm any action of the General Partner in connection with any such dealing. In no event shall any Person dealing with the General Partner or its representatives be obligated to ascertain that the terms of this Agreement have been complied with or to inquire into the necessity or expedience of any act or action of the General Partner or its representatives. Each and every certificate, document or other instrument executed on behalf of the Partnership by the General Partner shall be conclusive evidence in favor of any and every Person relying thereon or claiming thereunder that (i) at the time of the execution and delivery of such certificate, document or instrument, this Agreement was in full force and effect, (ii) the Person executing and delivering such certificate, document or instrument was duly authorized and empowered to do so for and on behalf of the Partnership and (iii) such certificate, document or instrument was duly executed and delivered in accordance with the terms and provisions of this Agreement and is binding upon the Partnership.

                 7.8       Indemnification by Partnership.

                           (a)     The Partnership shall indemnify an Indemnitee
from and against any and all losses, claims, damages, liabilities, joint or several, expenses (including legal fees and expenses), judgments, fines, settlements, and other amounts arising from any and all claims, demands, actions, suits or proceedings, civil, criminal, administrative or investigative, that relate to the operations of the Partnership as set forth in this Agreement in which any Indemnitee may be involved, or is threatened to be involved, as a party or otherwise, unless it is established that: (i) the act or omission of the Indemnitee was material to the matter giving rise to the proceeding and either was committed in bad faith or was the result of active and deliberate dishonesty; (ii) the Indemnitee actually received an improper personal benefit in money, property or services; or (iii) in the case of any criminal proceeding, the Indemnitee had reasonable cause to believe that the act or omission was unlawful. The termination of any proceeding by judgment, order or settlement does not create a presumption that the Indemnitee did not meet the requisite standard of conduct set forth in this Section 7.8(a). Any indemnification pursuant to this Section 7.8 shall be made only out of the assets of the Partnership and no Partner shall have any personal liability therefor.

                           (b)     Reasonable expenses incurred by an Indemnitee
who is a party to a proceeding may be paid or reimbursed by the Partnership in advance of the final disposition of the proceeding upon receipt by the Partnership of (i) a written affirmation by the Indemnitee of the Indemnitee's good faith belief that the standard of conduct necessary for indemnification by the Partnership, as authorized in this Section 7.8, has been met, and (ii) a written undertaking by or on behalf of the Indemnitee to repay the amount paid or reimbursed if it shall ultimately be determined that such standard of conduct has not been met.

                           (c)      The indemnification provided by this Section
7.8 shall be in addition to any other rights to which an Indemnitee or any other Person may be entitled under any agreement, as a matter of law or otherwise, and shall continue as to an Indemnitee who has ceased to serve in such capacity.

                           (d)      The Partnership may purchase and maintain
insurance, on behalf of the Indemnitees and such other Persons as the General Partner shall determine, against any liability that may be asserted against or expenses that may be incurred by such Persons in connection with the Partnership's activities, regardless of whether the Partnership would have the power to indemnify any such Person against such liability under the provisions of this Agreement.

                           (e)      For purposes of this Section 7.8, the
Partnership shall be deemed to have requested an Indemnitee to serve as fiduciary of an employee benefit plan whenever the performance by it of its duties to the Partnership also imposes duties on, or otherwise involves services by, it to the plan or participants or beneficiaries of the plan; excise taxes assessed on an Indemnitee with respect to an employee benefit plan pursuant to applicable law shall constitute fines within the meaning of this Section 7.8; and actions taken or omitted by the Indemnitee with respect to an employee benefit plan in the performance of its duties for a purpose reasonably believed by it to be in the interest of the participants and beneficiaries of the plan shall be deemed to be for a purpose which is not opposed to the best interests of the Partnership.

                           (f)      An Indemnitee shall not be denied
indemnification in whole or in part under this Section 7.8 solely because the Indemnitee had an interest in the transaction with respect to which the indemnification applies.

                           (g)      The provisions of this Section 7.8 are for
the benefit of the Indemnitees, their heirs, successors, assigns personal representatives and administrators, and shall not be deemed to create any rights for the benefit of any other Persons.

                 7.9       Liability of the General Partner

                           (a)      Notwithstanding anything to the contrary set
forth in this Agreement, the General Partner shall not be liable for monetary or other damages to the Partnership, any of the Partners or any assignee of any interest of any Partner for losses sustained or liabilities incurred as a result of errors in judgment or of any act or omission if the General Partner acted in good faith and was not guilty of any active and deliberate dishonesty with respect thereto.

                           (b)      The Limited Partners expressly acknowledge
that the General Partner is acting on behalf of the Partnership and the General Partner's shareholders collectively, that the General Partner is under no obligation to consider the separate interests of the Limited Partners (including, without limitation, the tax consequences to Limited Partners or any assignees thereof) in deciding whether to cause the Partnership to take (or decline to take) any actions, and that the General Partner shall not be liable for monetary damages for losses sustained, liabilities incurred, or benefits not derived by Limited Partners in connection with such decisions, provided that the General Partner acted in good faith with respect thereto.

                           (c)      Subject to its obligations and duties as
General Partner set forth in Section 7.1 hereof, the General Partner may exercise any of the powers granted to it by this Agreement and performing of the duties imposed upon it hereunder either directly or by or through its agents. The General Partner shall not be responsible for any misconduct or negligence on the part of any such agent appointed by it in good faith.

                           (d)      The General Partner shall not be deemed to
have any limitations or obligations, or be subject to any restrictions, of a partner of a general partnership, if it otherwise would not have such limitations or obligations or be subject to such restrictions under the terms of the Act, any other applicable law and this Agreement.

                           (e)     Any amendment, modification or repeal of this
Section 7.9 or any provision hereof shall be prospective only and shall not in any way affect the limitations on the General Partner's liability to the Partnership and the Limited Partners under this Section 7.9 as in effect immediately prior to such amendment, modification or repeal with respect to claims arising from or relating to matters occurring, in whole or in part, prior to such amendment, modification or repeal, regardless of when such claims may arise or be asserted.

                 7.10      Other Matters Concerning the General Partner

                           (a)      The General Partner may rely and shall be
protected in acting or refraining from acting upon any resolution, certificate, statement, instrument, opinion, report, or other document believed by it to be genuine and to have been signed or presented by the proper party or parties.

                           (b)      The General Partner may consult with legal
counsel, accountants, appraisers, management consultants, investment bankers and other consultants and advisers selected by it, and any act taken or omitted to be taken in reliance upon the opinion of such Persons as to matters which such General Partner reasonably believes to be within such Person's professional or expert competence shall be conclusively presumed to have been done or omitted in good faith and in accordance with such opinion.

                           (c)      The General Partner shall have the right, in
respect of any of its powers or obligations hereunder, to act through any of its duly authorized officers and any attorney or attorneys-in-fact duly appointed by the General Partner. Each such attorney shall, to the extent provided by the General Partner in the power of attorney, have full power and authority to do and perform all and every act and duty which is permitted or required to be done by the General Partner hereunder.

                           (d)      Notwithstanding any other provisions of this
Agreement or the Act, any action of the General Partner on behalf of the Partnership or any decision of the General Partner to refrain from acting on behalf of the Partnership, undertaken in the good faith belief that such action or omission is necessary or advisable in order (i) to protect or further the ability of the General Partner to continue to qualify as a REIT or (ii) to avoid the General Partner incurring any taxes under Section 857 or Section 4981 of the Code, is expressly authorized under this Agreement and is deemed approved by all of the Limited Partners.

                 7.11 Operation in Accordance with REIT Requirements. The Partners acknowledge and agree that the Partnership shall be operated in a manner that will enable the General Partner to (a) satisfy the REIT Requirements and (b) avoid the imposition of any federal income or excise tax liability. The Partnership shall avoid taking any action, or permitting any Property Partnership to take any action, which would result in the General Partner ceasing to satisfy the REIT Requirements or would result in the imposition of any federal income or excise tax liability on the General Partner. The determination as to whether the Partnership has operated in the manner prescribed in this Section 7.11 shall be made without regard to any action or inaction of the General Partner with respect to distributions and the timing thereof.

                                  ARTICLE VIII

                     DISSOLUTION, LIQUIDATION AND WINDING-UP

                 8.1 Accounting. In the event of the dissolution, liquidation and winding-up of the Partnership, a proper accounting shall be made of the Capital Account of each Partner and of the Net Income or Net Loss of the Partnership from the date of the last previous accounting to the date of dissolution.

                 8.2 Distribution on Dissolution. In the event of the dissolution and liquidation of the Partnership for any reason, the assets of the Partnership shall be liquidated and the net proceeds therefrom shall be distributed in the following rank and order:

                           (a)      Payment of creditors of the Partnership in
the order of priority as provided by law;

                           (b)      Establishment of reserves as provided by the
General Partner to provide for contingent and other Partnership liabilities, if any; and

                           (c)      To the Partners in accordance with the
positive balances in their Capital Accounts after giving effect to all contributions, distributions and allocations for all periods, other than distributions under this Section 8.2(c).

Whenever the Liquidating Trustee reasonably determines that any reserves established pursuant to paragraph (b) above are in excess of the reasonable requirements of the Partnership, the amount determined to be excess shall be distributed to the Partners in accordance with the provisions of this Section 8.2.

                 8.3       Timing Requirements.

                           (a)      In the event that the Partnership is
"liquidated" within the meaning of Section 1.704-1(b)(2)(ii) (g) of the Regulations, any and all distributions to the Partners pursuant to Section 8.2(c) hereof shall be made no later than the later to occur of (i) the last day of the taxable year of the Partnership in which such liquidation occurs or (ii) ninety (90) days after the date of such liquidation.

                           (b)    Notwithstanding the provisions of Section 8.2
hereof which require liquidation of the assets of the Partnership, but subject to the order of priorities set forth therein, if prior to or upon dissolution of the Partnership the Liquidating Trustee determines that an immediate sale of part or all of the Partnership's assets would be impractical or would cause undue loss to the Partners, the Liquidating Trustee may, in its sole and absolute discretion, defer for a reasonable time the liquidation of any assets except those necessary to satisfy liabilities of the Partnership (including to those Partners which are creditors of the Partnership) and/or distribute to the Partners, in lieu of cash, as tenants in common and in accordance with the provisions of Section 8.2 hereof, undivided interests in such Partnership assets as the Liquidating Trustee deems not suitable for liquidation. Any such distributions in kind shall be made only if, in the good faith judgment of the Liquidating Trustee, such distributions in kind are in the best interest of the Partners, and shall be subject to such conditions relating to the disposition and management of such properties as the Liquidating Trustee deems reasonable and equitable and to any agreements governing the operation of such properties at such time. The Liquidating Trustee shall determine the fair market value of any property distributed in kind using such reasonable method of valuation as it may adopt.

                 8.4 Documentation of Liquidation. Upon the completion of the dissolution and liquidation of the Partnership, the Partnership shall terminate and the Liquidating Trustee shall have the authority to execute and record any and all documents or instruments required to effect the dissolution, liquidation and termination of the Partnership.

                                   ARTICLE IX

                        TRANSFER OF PARTNERSHIP INTERESTS

                 9.1 General Partner Transfer. The General Partner shall not withdraw from the Partnership and shall not sell, assign, pledge, encumber or otherwise dispose of all or any portion of its interest in the Partnership without the Consent of the Limited Partners at any time that the Limited Partners (other than the General Partner in its capacity as a Limited Partner) own in the aggregate more than 10% of the issued and outstanding Partnership Interests. Upon any transfer of a Partnership Interest in accordance with the provisions of this Section 9.1, the transferee General Partner shall become vested with the powers and rights of the transferor General Partner, and shall be liable for all obligations and responsible for all duties of the General Partner, once such transferee has executed such instruments as may be necessary to effectuate such admission and to confirm the agreement of such transferee to be bound by all the terms and provisions of this Agreement with respect to the Partnership Interest so acquired. It is a condition to any transfer otherwise permitted hereunder that the transferee assumes by operation of law or express agreement all of the obligations of the transferor General Partner under this Agreement with respect to such transferred Partnership Interest and no such transfer (other than pursuant to a statutory merger or consolidation wherein all obligations and liabilities of the transferor General Partner are assumed by a successor corporation by operation of law) shall relieve the transferor General Partner of its obligations under this Agreement without the Consent of the Limited Partners, in their reasonable discretion. In the event the General Partner withdraws or retires from the Partnership, in violation of this Agreement or otherwise, or dissolves, terminates or upon the Bankruptcy of the General Partner, the Partners holding a majority of the Percentage Interests then held by all Partners may, within 120 days after such withdrawal, dissolution, retirement, termination or Bankruptcy (the "Designated Events"), elect to continue the Partnership business by selecting a substitute general partner, which substitute general partner accepts such selection and agrees to serve as general partner.

                 9.2       Transfers by Limited Partners.

                           (a)      Subject to the provisions of Sections 9.2(b)
and 9.2(d), no Limited Partner shall have the right to transfer all or any portion of its Partnership Interest prior to June 23, 1995. Thereafter, no such transfer may be made of any of such Limited Partner's rights as a Limited Partner without the prior written consent of the General Partner, which consent may be given or withheld by the General Partner in its sole and absolute discretion. Notwithstanding the foregoing, no Rouse Senior Executive may transfer any Partnership Interest, or any rights as a Limited Partner, or any Shares prior to June 23, 1997 other than the following: (i) after June 23, 1995 such person may transfer up to 20% of the aggregate Partnership Interests and Shares issued to such person on or after June 23, 1994, and (ii) after June 23, 1996 such person may transfer up to 50% of the aggregate Partnership Interests and Shares issued to such person on or after June 23, 1994. In addition to the restrictions on transfer set forth in this Section 9.2, any transfer of Partnership Interests or Shares by a Special Indemnitor shall be subject to the provisions of Section 13.3(a) hereof. Any purported transfer of a Partnership Interest or Share by a Limited Partner in violation of this Section 9.2(a) shall be void ab initio and shall not be given effect for any purpose by the Partnership.

                           (b)      Notwithstanding the provisions of Section
9.2(a) (but subject to the provisions of Section 9.3) a Limited Partner, whether or not a Rouse Senior Executive or a Special Indemnitor may transfer, with or without the consent of the General Partner all or a portion of its Partnership Interests to (i) a member of such transferor's Immediate Family, or a trust for the benefit of a member of such transferor's Immediate Family and (ii) if such Limited Partner is a trust, to one or more beneficiaries thereof; provided, that any Partnership Interest permitted to be transferred pursuant to this Section 9.2(b) shall remain subject to all provisions of this Agreement, including, without limitation, Section 9.2 and Article XIII hereof.

                           (c)      No Limited Partner shall have the right to
substitute a transferee as a Limited Partner in his place. The General Partner shall, however, have the right to consent to the admission of a transferee of the interest of a Limited Partner pursuant to this Section 9.2 as a substituted limited partner (as such term is used in the Act), which consent may be given or withheld by the General Partner in its sole and absolute discretion. The General Partner's failure or refusal to permit a transferee of any such interests to become a substituted limited partner shall not give rise to any cause of action against the Partnership or any Partner. A transferee who has been admitted as a substituted limited partner in accordance with this Article IX shall have all the rights and powers and be subject to all the restrictions and liabilities of a Limited Partner under this Agreement.

                           (d)      If the General Partner, in its sole and
absolute discretion, does not consent to the admission of any permitted transferee under Sections 9.2(a) or 9.2(b), as a substituted limited partner under Section 9.2(c), such transferee shall be considered an assignee for purposes of this Agreement. An assignee shall be deemed to have had assigned to it, and shall be entitled to receive, distributions from the Partnership and the share of Net Income, Net Losses, and any other items of income, gain, loss, deduction and credit of the Partnership attributable to the Partnership Interests assigned to such transferee and shall have all of the Rights referred to in Section 11.1 of this Agreement attributable to such Partnership Interests, but shall not be deemed to be a holder of Partnership Interests for any other purpose under this Agreement, and shall not be entitled to vote such Partnership Interests in any matter presented to the Limited Partners for a vote (such Partnership Interests being deemed to have been voted on such matter in the same proportion as all other Partnership Interests held by Limited Partners are voted). In the event any such transferee desires to make a further assignment of any such Partnership Interests, such transferee shall be subject to all the provisions of this Article IX to the same extent and in the same manner as any Limited Partner desiring to make an assignment of Partnership Interests.

                           (e)      The Limited Partners acknowledge that the
Partnership Interests have not been registered under any federal or state securities laws and, as a result thereof, they may not be sold or otherwise transferred, except in compliance with such laws. Notwithstanding anything to the contrary contained in this Agreement, no Partnership Interest may be sold or otherwise transferred unless such transfer is exempt from registration under any applicable securities laws or such transfer is registered under such laws, it being acknowledged that the Partnership has no obligation to take any action which would cause any such Interests to be registered.

                 9.3 Certain Restrictions on Transfer. In addition to any other restrictions on transfer herein contained, in no event may any transfer of a Partnership Interest by any Partner be made (i) to any person or entity who lacks the legal right, power or capacity to own a Partnership Interest; (ii) in the event such transfer would cause the General Partner to cease to comply with the REIT Requirements, (iii) if such transfer would cause a termination of the Partnership for federal income tax purposes, (iv) if such transfer would, in the opinion of counsel to the Partnership, cause the Partnership to cease to be classified as a Partnership for Federal income tax purposes, (v) if such transfer is effectuated through an "established securities market" or a "secondary market (or the substantial equivalent thereof)" within the meaning of
Section 7704(b) of the Code, (vi) if such transfer would cause the Partnership to become, with respect to any employee benefit plan subject to Title l of ERISA, a "party-in-interest" (as defined in Section 3(14) of ERISA) or a "disqualified person" (as defined in section 4975(c) of the

Code), (vii) if such transfer would, in the opinion of counsel to the Partnership, cause any portion of the assets of the Partnership to constitute assets of any employee benefit plan pursuant to Department of Labor Regulations
Section 2510.2-101 or (viii) to a lender to the Partnership or any Person who is related (within the meaning of Section 1.752-4(b) of the Regulations) to any lender to the Partnership whose loan constitutes a Nonrecourse Liability, unless in the opinion of counsel to the Partnership, such transfer and ownership of the Partnership Interest by the lender (or related person) will not have adverse federal income tax consequence to the Partners. In addition, the following Persons admitted to the Partnership as Limited Partners pursuant to that certain Fourth Amendment to Agreement of Limited Partnership dated as of March 21, 1997, shall in no event be entitled to transfer all or any portion of their Partnership Interests to the General Partner: Stewart R. Stender, Robert C. Lux, NWBC Associates, Inc., 330 Associates, Inc., and APEX Asset Management Corporation.

                 9.4       Effective Dates of Transfers.

                           (a)      Transfers pursuant to this Article IX may
only be made as of the first day of a fiscal quarter of the Partnership, unless the General Partner otherwise agrees. The General Partner hereby agrees that, with respect to Persons admitted to the Partnership as Limited Partners under the TLC Contribution Agreement, transfers pursuant to the conversion rights of such Persons as set forth in Section 11.1 of this Agreement or pursuant to that certain Contributors Rights Agreement dated as of May 14, 1997, shall not be limited to the first day of a fiscal quarter.

                           (b)    If any Partnership Interest is transferred or
assigned in compliance with the provisions of this Article IX, or converted or sold for Shares or cash pursuant to Section 11.1 on any day other than the first day of a calendar year, then Net Income, Net Loss, each item thereof and all other items attributable to such Partnership Interest for such year shall be allocated to the transferor Partner, or the converted or selling Partner, as the case may be, and the transferee Partner, by taking into account their varying interests during such year in accordance with Section 706(d) of the Code, using the interim closing of the books method. Solely for purposes of making such allocations, each of such items for the calendar month in which a transfer or assignment occurs shall be allocated to the transferee Partner. All distributions of Net Operating Cash Flow attributable to such Partnership Interest with respect to which the Partnership Record Date is before the date of such transfer, assignment, conversion or sale shall be made to the transferring, assigning, converting or selling Partner, and all distributions of Net Operating Cash Flow thereafter attributable to such Partnership Interest shall be made to the transferee Partner. Furthermore, the interim closing of the books method shall be used to take into account the acquisition by the General Partner on the date hereof of its Partnership Interest and the allocation to the General Partner of the Net Income, Net Loss and each item thereof and all items attributable to such Partnership Interest accruing on and after this date.

                 9.5       Transfer.

                           (a)      The term "transfer", when used in this
Article IX with respect to a Partnership Interest, shall be deemed to refer to a transaction by which a Partner purports to assign its Partnership Interest or any portion thereof to another Person, and includes a sale, assignment, gift, pledge, encumbrance, hypothecation, mortgage, exchange or any other disposition by law or otherwise; provided however, that the term "transfer", when used in this Article IX does not (except when such term is used in Section 9.4) include any conversion of Partnership Interests of a Limited Partner or acquisition of Partnership Interests from a Limited Partner by the General Partner or the Partnership pursuant to Section 11.1.

                           (b)     No Partnership Interest shall be transferred,
in whole or in part, except in accordance with the terms and conditions set forth in this Article IX. Any transfer or purported transfer of a Partnership Interest not made in accordance with this Article IX shall be null and void.

                                    ARTICLE X

                 RIGHTS AND OBLIGATIONS OF THE LIMITED PARTNERS

                10.1 No Participation in Management. No Limited Partner, in its capacity as such, shall take part in the management of the Partnership's business, transact any business in the Partnership's name or have the power to sign documents for or otherwise bind the Partnership. Any rights expressly granted to the Limited Partners in this Agreement shall not be deemed to be rights relating to the management of the Partnership's business.

                10.2 Bankruptcy of a Limited Partner. The Bankruptcy of any Limited Partner shall not cause a dissolution of the Partnership, but the rights of such Limited Partner to share in the Net Profits or Net Losses of the Partnership and to receive distributions of Partnership funds shall, on the happening of such event, devolve on its successors or assigns, subject to the terms and conditions of this Agreement, and the Partnership shall continue as a limited partnership. However, in no event shall such assignee(s) become a substituted Limited Partner except in accordance with Article IX hereof.

                10.3 No Withdrawal. No Limited Partner may withdraw its Capital Contribution from the Partnership without the prior written consent of the General Partner, other than as expressly provided in this Agreement.

                10.4 Conflicts. The Partners recognize that the Limited Partners and their Affiliates have or may have other business interests, activities and investments, some of which may be in conflict or competition with the business of the Partnership, and that, with respect to the Rouse Principals, subject to the provisions of those certain employment agreements between the respective Rouse Principals and the General Partner dated June 23, 1994, such Persons are entitled to carry on such other business interests, activities and investments. The Limited Partners and their Affiliates may engage in or possess an interest in any other business or venture of any kind, independently or with others, on their own behalf or on behalf of other entities with which they are affiliated or associated, and such persons may engage in any activities, whether or not competitive with the Partnership, without any obligation to offer any interest in such activities to the Partnership or to any Partner. Except, with respect to the activities of the Rouse Principals, as set forth in the employment agreements between the respective Rouse Principals and the General Partner dated June 23, 1994 neither the Partnership nor any Partner shall have any right, by virtue of this Agreement, in or to such activities, or the income or profits derived therefrom, and the pursuit of such activities, even if competitive with the business of the Partnership, shall not be deemed wrongful or improper. Notwithstanding the foregoing, the provisions of this Section 10.4 shall not negate or impair any other written agreement between one or more of the Limited Partners and the General Partner or the Partnership or any duties which a Limited Partner may have in such Limited Partner's capacity as an officer or trustee of the General Partner.

                10.5 Provision of Information.

                           (a)      With respect to any information required to
be provided to the Limited Partners pursuant to Section 17-305 (or any successor thereto) of the Act: (i) the cost of preparing or providing any such information (including, without limitation, fees paid to any person or entity in connection therewith) shall be paid by the requesting Partner and in no event shall such information be required to be given to the requesting Partner until such payment has been made to the Partnership; (ii) in no event shall any financial statements of the Partnership be required to be provided except for such statements as have already been prepared or are otherwise required to be provided to the Limited Partners under this Agreement and in no event shall any statements which have been prepared be required to be audited, reviewed or otherwise examined by a certified public accountant, if the statements are not otherwise required to be so audited, reviewed or examined pursuant to the provisions of this Agreement; and (iii) in no event shall such information be required to be furnished until 45 days after such request and unless the information is already in the possession of the Partnership.

                           (b)      The Partnership shall notify any Limited
Partner, on request, of the then current Conversion Factor (as that term is used in Exhibit "D") or any change made to the Conversion Factor.

                           (c)      Notwithstanding any other provision of this
Section 10.5, the General Partner may keep confidential from the Limited Partners, for such period of time as the General Partner determines in its sole and absolute discretion to be reasonable, any information that (i) the General Partner reasonably believes to be in the nature of trade secrets or other information the disclosure of which the General Partner in good faith believes is not in the best interests of the Partnership or could damage the Partnership or its business or (ii) the Partnership is required by law or by agreements with an unaffiliated third party to keep confidential.

                10.6 Limited Partner Representatives. Willard G. Rouse III and Joseph P. Denny are hereby appointed as the Limited Partner Representatives. A Majority-In-Interest of the Limited Partners shall have the right, at any time, within their sole discretion, to replace any of the Limited Partner Representatives, to appoint a temporary substitute to act for any Limited Partner Representative unable to act, or to vest in only one of the Limited Partner Representatives the sole power to exercise rights of the Limited Partner Representatives hereunder. The Limited Partner Representatives shall be appointed by the Limited Partners in writing, a copy of which shall be delivered to the General Partner. Any appointments of Limited Partner Representatives made hereunder shall remain effective until rescinded in a writing delivered to the General Partner and the General Partner shall have the right and authority to rely (and shall be fully protected in so doing) on the actions taken and directions given by such Limited Partner Representatives without any further evidence of their authority or further action by the Limited Partners.

                10.7       Power of Attorney.

                           (a)     Each Limited Partner constitutes and appoints
the General Partner, any Liquidating Trustee, and authorized officers and attorneys-in-fact of each, and each of those acting singly, in each case with full power of substitution, as its true and lawful agent and attorney-in-fact, with full power and authority in its name, place and stead to: execute, swear to, acknowledge, deliver, file and record in the appropriate public offices (i) all certificates, documents and other instruments (including, without limitation, this Agreement and the Certificate and all amendments or restatements thereof) that the

General Partner or the Liquidating Trustee deems appropriate or necessary to form, qualify or continue the existence or qualification of the Partnership as a limited partnership (or a partnership in which the limited partners have limited liability) in the Commonwealth of Pennsylvania and in all other jurisdictions in which the Partnership may conduct business or own property; (ii) all instruments that the General Partner deems appropriate or necessary to reflect any amendment, change, modification or restatement of this Agreement in accordance with its terms; (iii) all conveyances and other instruments or documents that the General Partner deems appropriate or necessary to reflect the dissolution and liquidation of the Partnership pursuant to the terms of this Agreement, including, without limitation, a certificate of cancellation; and (iv) all instruments relating to the admission, withdrawal, removal or substitution of any Partner pursuant to the provisions of this Agreement, or the Capital Contribution of any Partner.

                           (b)      The foregoing power of attorney is
irrevocable and a power coupled with an interest, in recognition of the fact that each of the Partners will be relying upon the power of the General Partner to act as contemplated by this Agreement in any filing or other action by it on behalf of the Partnership, and it shall survive the death of incompetency of a Limited Partner to the effect and extent permitted by law and the transfer of all or any portion of such Limited Partner's Partnership Interests and shall extend to such Limited Partner's heirs, successors, assigns and personal representatives.

                           (c)      Nothing contained in this Section 10.7 shall
be construed as authorizing the General Partner to amend this Agreement except in accordance with Article XIV hereof.

                                   ARTICLE XI

                   GRANT OF CERTAIN RIGHTS TO LIMITED PARTNERS

                11.1 Grant of Rights. The General Partner does hereby grant to the Limited Partners, and the Limited Partners do hereby accept the right, but not the obligation (hereinafter such right sometimes referred to as the "Rights"), to convert all or a portion of their Partnership Interests into Shares, and/or to sell at any time on or after June 23, 1995, the remainder (or any part thereof) of their Partnership Interests to the General Partner (or its designee), at any time or from time to time after June 23, 1995 on the terms and subject to the conditions and restrictions contained in Exhibit D hereto; provided, however, (a) that Willard G. Rouse III, David C. Hammers, George F. Congdon and Anthony Hayden may convert, prior to June 23, 1994, such portion of their respective Partnership Interests such that they may collectively receive an aggregate of 155,548 Shares; and (b) that the Partnership Interests issued to Stewart R. Stender, Robert C. Lux, NWBC Associates, Inc., 330 Associates, Inc., and

APEX Asset Management Corporation shall not be exchangeable or convertible into Shares until after March 21, 1998. The Rights granted hereunder may be exercised by any one or more of the Limited Partners, on the terms and subject to the conditions and restrictions contained in Exhibit D hereto.

                                   ARTICLE XII

                 REPRESENTATION AND WARRANTY OF ROUSE PRINCIPALS

                  12.1 Representation and Warranty of Rouse Principals. Each of the Rouse Principals represents and warrants to the General Partner that, as of the date the Registration Statement was declared effective by the Securities and Exchange Commission and as of the date hereof, the Registration Statement did not and does not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading; the Prospectus, on the date of filing thereof with the Securities and Exchange Commission and on the date hereof did not and does not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading; provided that the foregoing representation shall not be applicable to statements in or omissions from the Registration Statement and the Prospectus in reliance upon, and in conformity with, written information furnished to the General Partner or the Partnership by any underwriter named in the Underwriting Agreement, specifically for use in the preparation of the Registration Statement or Prospectus.

                                  ARTICLE XIII

                      INDEMNIFICATION AND SECURITY INTEREST

                  13.1 General Indemnification. Subject to the terms of Section
13.9 below, the Limited Partners agree to indemnify and hold harmless the General Partner, the Partnership, each subsidiary of the General Partner or the Partnership, and any of their officers, directors, trustees, employees, agents or other affiliates (each, an "Indemnified Party" and collectively, the "Indemnified Parties") from and against all demands, claims, actions or causes of action, assessments, losses, fines, penalties, damages, liabilities, costs and expenses (including, without limitation, reasonable attorneys' fees and expenses of counsel chosen by the Indemnified Parties and costs of litigation and reasonable fees and expenses of accountants chosen by the Indemnified Parties) and charges sustained or incurred by any of the Indemnified Parties as a result of or arising out of (a) any inaccuracy in or breach of representation or warranty of any of the Limited Partners in this Agreement, any contribution agreement to which such Limited Partner is a party, any assignment or other agreement to which such Limited Partner is a party transferring assets or property (or interests therein), or in any other agreement to which such Limited Partner is a party with respect to the conveyance, assignment, contribution or other transfer of the Properties (or interests therein), assets, agreements, rights or other interests conveyed, assigned, contributed or otherwise transferred to the Partnership or any subsidiary of the Partnership; or (b) any inaccuracy in or breach of a representation or warranty, or failure to perform any obligations of, of the General Partner or the Partnership in the Underwriting Agreement; provided that, no claim for indemnity may be maintained hereunder unless an Indemnified Party shall have delivered a written notice identifying such claims to the Limited Partners on or before the first anniversary of the date hereof.

                13.2 Environmental Indemnities. In addition to their indemnity obligations as Limited Partners pursuant to Section 13.1 above, and subject to the limitations set forth in 13.4(b) below, with respect to (A) the Property located at 1180 Church Road, Upper Gwynedd Township, Pennsylvania ("1180 Church"), and (B) the 32 Properties identified on Exhibit E hereto located in the Great Valley Corporate Center in Malvern, Pennsylvania (the "Malvern Properties"), Willard Rouse, George Congdon, Joseph Denny and David C. Hammers (the "Special Indemnitors") agree to indemnify and hold harmless the Indemnified Parties from and against all demands, claims, actions or causes of action, assessments, losses, fines, penalties, damages, liabilities, costs and expenses (including without limitation, reasonable attorneys' fees and expenses of counsel chosen by the Indemnified Parties and costs of litigation and reasonable fees and expenses of accountants chosen by the Indemnified Parties) and charges sustained or incurred by the Partnership or the General partner or any of their subsidiaries as a result of or arising out of any matter, condition or act at 1180 Church or at the Malvern Properties involving any Environmental Laws, Environmental Claim, or Hazardous Materials (each as defined in the Contribution Agreement) which matter, condition or act existed on or arose prior to the date of the Agreement (whether or not disclosed in the environmental reports set forth as exhibits to the Contribution Agreement or as described in the Prospectus or otherwise known by any of the Special Indemnitors); provided, that no claim for indemnity may be maintained pursuant to this Section 13.2 (X) with respect to 1180 Church, unless such Indemnified Party shall have delivered a written notice identifying such claim to the Special Indemnitors on or before the tenth anniversary of the date hereof or (Y) with respect to the Malvern Properties, unless such Indemnified Party shall have delivered a written notice identifying such claim to the Special Indemnitors on or before the fifth anniversary of the date hereof.

                13.3       Indemnity Collateral.

                           (a) Recourse for the indemnity obligation of the
Limited Partners set forth in Section 13.1 above shall be limited to the Indemnity Collateral (as hereinafter defined). Indemnity Collateral shall mean with respect to any Limited Partner, (i) the Partnership Interests and Shares acquired by the Limited Partner in connection with the formation of the General Partner as a REIT and the Offering; (ii) any Shares received by the Limited Partners as a result of the exchange of Partnership Interests for Shares; and
(iii) distributions, share splits or other securities received with respect to the Shares or Partnership Interests described in clauses (i) and (ii) above.

                      (b) Recourse for the indemnity obligation of the Special Indemnitors set forth in Section 13.2 above shall after June 23, 1995 be limited to the Special Indemnity Collateral (as hereinafter defined), (A) with respect to 1180 Church, through the tenth anniversary of the date hereof and (B) with respect to the Malvern Properties, through the fifth anniversary of the date hereof. Special Indemnity Collateral shall mean (X) with respect to 1180 Church, Indemnity Collateral of the Special Indemnitors in an aggregate amount equal to ten percent (10%) of the total Indemnity Collateral of all the Limited Partners and (Y) with respect to the Malvern Properties, Indemnity Collateral of the Special Indemnitors in an amount having a value of $6,000,000 (based on an initial public offering price of $20.00 per share issued by the REIT pursuant to the Registration Statement) calculated solely as of the date hereof. The obligations of the Special Indemnitors with respect to 1180 Church are independent of their obligations with respect to the Malvern Properties and vice versa. No reduction in the amount of the Special Indemnity Collateral to satisfy the obligations of the Special Indemnitors with respect to 1180 Church will reduce the Special Indemnity Collateral available to satisfy the obligations of the Special Indemnitors with respect to the Malvern Properties and no reduction in the amount of the Special Indemnity Collateral to satisfy the obligations of the Special Indemnitors with respect to the Malvern Properties will reduce the Special Indemnity Collateral available to satisfy the obligations of the Special Indemnitors with respect to 1180 Church.

                13.4       Security Interest for Indemnification Obligations.

                           (a)  With respect to the indemnity obligations of
the Limited Partners set forth under Section 13.1 hereof, and of the Special Indemnitors set forth under Section 13.2 hereof, the Limited Partners and the Special Indemnitors hereby grant, subject to the provisions of Section 13.4(d), hereof to the General Partner a lien upon and a continuing security interest in, the Indemnity Collateral, and in the case of the Special Indemnitors, the Special Indemnity Collateral, which shall be security for the indemnity obligations of the Limited Partners and the Special Indemnitors, respectively, under this Article XIII. With the exception of transfers to a transferor's Immediate Family pursuant to Section 9.2(b) which are made expressly subject to the liens and security interests created hereby, no transfer may be made by the Limited Partners or the Special Indemnitors of their Partnership Interests or Shares that are subject to the liens and security interests created hereby until and unless such liens and security interests are released in accordance with the provisions of Section 13.4(e) hereby; provided, however, that (i) after June 23, 1995, Partnership Interests and Shares owned by the Limited Partners, which Partnership Interests and Shares are subject to the lien and security interest granted under this
Section 13.4(a), other than Partnership Interests and Shares that constitute the Special Indemnity Collateral, may be transferred in accordance with this Agreement free and clear of such lien and security interest except in the event that a claim for indemnity has been made in accordance with this Article XIII and has not been resolved and (ii) Partnership Interests and Shares constituting the Special Indemnity Collateral may be transferred in accordance with this Agreement free and clear of such lien and security interest with respect to 1180 Church after June 23, 2004, and with respect to Malvern Properties after June 23, 1999, except in the event that a claim for indemnity under Section 13.2 hereof has been made in accordance with this Article XIII and has not been resolved.

                           (b)  The Limited Partners and the Special
Indemnitors shall have, on or before the date hereof, (i) delivered to the General Partner certificates representing all of the Shares in such manner and accompanied by such instruments, including stock transfer powers duly endorsed in blank, as shall be necessary to grant the General Partner a fully perfected first priority security interest in such Shares and in any Shares that may, after June 23, 1994, be issued to the Limited Partners or the Special Indemnitors by share dividend, split or similar distribution and (ii) prepared and filed UCC financing statements and such other documents and have taken other action necessary to grant the General Partner a fully perfected first priority security interest in all of their respective Partnership Interests. In the event the Limited Partners or the Special Indemnitors are determined to have an indemnification obligation pursuant to Section 13.4(d) hereof, then each Indemnified Party shall have all of the rights now or hereafter existing under applicable law, and all rights as a secured creditor under the Uniform Commercial Code in all relevant jurisdictions, with respect to the Indemnity Collateral or the Special Indemnity Collateral, as the case may be, and they agree to take all such actions as may be reasonably requested of them by an Indemnified Party to ensure that the Indemnified Parties can realize on such security interest.

                           (c)  In the event an Indemnified Party asserts,
within the time period set forth in Section 13.1 hereof or

Section 13.2 hereof, that the Limited Partners or the Special Indemnitors have an indemnification obligation to an Indemnified Party under this Article XIII, and the Limited Partners or the Special Indemnitors are determined to have an indemnification obligation pursuant to Section 13.4(d) hereof, then, (x) the General Partner shall, to the full extent permitted by law, be deemed, without payment of further consideration or the taking of further action by the General Partner, the Limited Partners or the Special Indemnitors to have acquired from any or all of the Limited Partners or the Special Indemnitors such Indemnity Collateral or Special Indemnity Collateral as shall be equal in value (based, in the case of Partnership Interests, on the number of Shares for which such Partnership Interests could be exchanged, computed as of the date the Indemnity Collateral or the Special Indemnity Collateral is acquired by the General partner pursuant to this Section 13.3(c), and in the case of the Shares, on the Closing Price of the Shares computed as of the date of such acquisition) to the amount recoverable from or payable by or indemnified by the Limited Partners or the Special Indemnitors under this Article XIII, and (y) the Indemnified Parties shall have all of the rights now or hereafter existing under applicable law and all rights as a secured creditor under the Uniform Commercial Code in all relevant jurisdictions, with respect to the Indemnity Collateral and the Special Indemnity Collateral, and the Limited Partners and the Special Indemnitors agree to take all such actions as may be reasonably requested of them by the General Partner to ensure that the Indemnified Parties can realize on such security interest.

                           (d)  The liens and the security interests in the
Indemnity Collateral and the Special Indemnity Collateral granted hereunder shall not be released (i) with respect to the Partnership Interests and Shares of the Limited Partners until all of the indemnification obligations of the Limited Partners hereunder have expired or been satisfied in accordance with their terms and (ii) with respect to the Partnership Interests and Shares constituting Special Indemnity Collateral of the Special Indemnitors, until all of the indemnification obligations of the Special Indemnitors hereunder have expired or been satisfied in accordance with their terms. Upon satisfaction of the conditions to the release of the liens and security interests in the Indemnity collateral and the Special Indemnity Collateral set forth in (i) or
(ii) above, the General Partner shall prepare and file all documents and shall take all other action necessary on its part to release such security interest in the Indemnity Collateral or the Special Indemnity Collateral, as applicable.

                           (e)  Notwithstanding anything contained in this
Article XIII to the contrary, except with respect to the Limited Partners' representations and warranties under Paragraph 10(e) of the Contribution Agreement, none of the Limited Partners or the Special Indemnitors shall be liable with respect for any claim or series of related claims under this Article XIII unless, and only to the extent that, the total amount recoverable under this Article XIII with respect to such claim(s) exceeds $1,000,000.

                13.5 Procedure for Seeking Indemnification. If a claim for indemnification is or may be asserted under this Article XIII, the person or entity against whom or which such claim is or may be asserted shall have the right, at its own expense, to participate in the defense of any claim, action or proceeding ("Claim") asserted which resulted in the claim for indemnification, and if such right is exercised, the parties shall cooperate in the defense of such action or proceeding. If a claim is asserted which is subject to possible indemnification under this Article XIII, the person against whom such claim is asserted shall give prompt notice thereof to such Indemnitor; provided, however, that the failure to so provide prompt notice shall not relieve the Indemnitor from the indemnification obligations hereunder, unless and to the extent such failure prejudices Indemnitor's defense with regard to such claim.

                13.6 Indemnification as Exclusive Remedy. Indemnification of the Indemnified Parties pursuant to this Article XIII shall be the exclusive remedy of the Indemnified Parties for any breach of any representation, obligation, warranty or covenant of the Limited Partners or the Special Indemnitors, named in this Agreement or the Closing Agreement (as that term is defined in the Contribution Agreement) and the liability of such parties shall be limited as provided in this Article XIII.

                13.7 Recovery from Title Insurance Policy. Each Limited Partner is relieved of liability hereunder if and to the extent the Indemnified Parties recover for any loss or damage under any applicable title insurance policy. Each Limited Partner shall use best efforts to collect for any such loss or damage under any title insurance policy covering such loss or damage.

                13.8 Settlements; Prior Written Consent. Notwithstanding anything to the contrary contained in this Article XIII, no Limited Partner or Special Indemnitor shall be liable with respect to any settlement which is made of any claim or any amounts payable under any such settlement without the prior written consent of such Limited Partner or Special Indemnitor who or which may be liable with respect to such settlement under this Article XIII.

                13.9 Limitation of Indemnity.

                           (a)     With respect to the Limited Partners who were
admitted to the Partnership pursuant to the First Amendment to Agreement of Limited Partnership dated as of March 1, 1995, the term "Limited Partners" shall be deemed, solely for the purposes of this Article XIII, to refer to those Persons who were admitted as Limited Partners to the Partnership concurrently with the consummation of the transactions contemplated by that certain Contribution Agreement dated as of March 1, 1995.

                           (b)      The term "Limited Partner" as used in this
Article XIII shall not include those Persons admitted to the Partnership as Limited Partners pursuant to the TLC Contribution Agreement.

                           (c)      The indemnification set forth in clause (b)
of Section 13.1 above shall not be binding upon any Limited Partner first admitted to the Partnership on or after October 1, 1997.


                                   ARTICLE XIV

                  AMENDMENT OF PARTNERSHIP AGREEMENT; MEETINGS


                14.1 Amendments.

                           (a)     This Agreement may not be amended unless such
amendment is approved by the General Partner and by a Majority- in-Interest of the Limited Partners, except as provided below in this Section 14.1.

                           (b)      Notwithstanding Section 14.1(a), the General
Partner shall have the power, without the consent of the Limited Partners, to amend this Agreement as may be required to facilitate or implement any of the following purposes:

                                   (1) to add to the obligations of the General
Partner or surrender any right or power granted to the General Partner or any Affiliate of the General Partner for the benefit of the Limited Partners;

                                   (2) to reflect the admission, substitution,
termination, or withdrawal of Partners in accordance with this Agreement;

                                   (3) to set forth the rights, powers, duties,
and preferences of the holders of any additional Partnership Interests issued pursuant to Section 4.2 hereof;

                                   (4) to reflect a change that does not
adversely affect the Limited Partners in any material respect, or to cure any ambiguity, correct or supplement any provision in this Agreement not inconsistent with law or with other provisions; and

                                   (5) to satisfy any requirements, conditions,
or guidelines contained in any order, directive, opinion, ruling or regulation of a federal or state agency or contained in federal or state law. The General Partner will provide notice to the Limited Partners promptly after any action under this Section 14.1(b)(5) is taken.

                           (c)      Notwithstanding Section 14.1(a) hereof, this
Agreement shall not be amended without the consent of each Partner adversely affected if such amendment would (i) convert a Limited Partner's interest in the Partnership into a general partner's interest, (ii) modify the limited liability of a Limited Partner, (iii) alter rights of the Partners to receive allocations and distributions pursuant to Articles VI or VIII hereof (except as permitted pursuant to Section 4.2 and Section 14.1(b)(3) hereof), (iv) alter or modify the Rights set forth in Article XI hereof or Exhibit D hereto or (v) amend this
Section 14.1(c). Further, no amendment may alter the restrictions on the General Partner's authority set forth in Section 7.2 without the Consent specified in that Section.

                           (d)      Notwithstanding Section 14.1(a) hereof, the
General Partner shall not, during such time as the Limited Partners (other than the General Partner, in its capacity as a Limited Partner) own more than 10% of issued and the outstanding Partnership Interests, amend or terminate this Agreement (other than amendments which do not adversely affect any Limited Partner) without the Consent of the Limited Partners.


                14.2 Meetings of the Partners.

                           (a)      Meetings of Partners may be called by the
General Partner (but shall not be required to be called). The call shall state the nature of the business to be transacted. Notice of any such meeting shall be given to all Partners not less than seven days prior to the date of such meeting. Partners may vote in person or by proxy at such meeting. Whenever the vote or Consent of Partners is permitted or required under this Agreement, such vote or Consent may be given at a meeting of Partners.

                           (b)      Any action required or permitted to be taken
at a meeting of the Partners may be taken without a meeting if a written consent setting forth the action so taken is signed (in counterpart or otherwise) by Partners holding a majority of the Percentage Interests of the Partners (or such other percentage as is expressly required by this Agreement). Such consent may be in one instrument or in several instruments, and shall have the same force and effect as a vote of a majority of the Percentage Interests of the Partners (or such other percentage as is expressly required by this Agreement). Such consent shall be filed with the General Partner.

                           (c)     Each Limited Partner may authorize any Person
or Persons to act for him by proxy on all matters in which a Limited Partner is entitled to participate, including waiving notice of any meeting, or voting or participating at a meeting. Every proxy must be signed by the Limited Partner or his attorney-in-fact. No proxy shall be valid after the expiration of 11 months from the date thereof unless otherwise provided in the proxy. Every proxy shall be revocable at the pleasure of the Limited Partner executing it.

                                   ARTICLE XV

                               GENERAL PROVISIONS

                15.1 No Liability of Trustees and Others. Notwithstanding anything to the contrary contained herein, no recourse shall be had by the Partnership or any Partner against any trustee, shareholder, officer, employee, agent or attorney of the General Partner for any act or omission of the General Partner or any obligation or liability of the General Partner under this Agreement, and none of the foregoing shall have any personal liability for or with respect to any of the foregoing. In addition, if this Agreement is executed by the trustee of any trust, it is being executed as trustee solely, and not in any individual capacity and nothing herein shall create any liability on such trustee or any personal property of such trustee.

                15.2 Notices. All notices, offers or other communications required or permitted to be given pursuant to this Agreement shall be in writing and may be personally served, telecopied or sent by United States mail and shall be deemed to have been given when delivered in person, upon receipt of telecopy, one Business Day after deposit in the overnight mail or other next day delivery service or three business days after deposit in United States mail, registered or certified, postage prepaid, and properly addressed, by or to the appropriate party. For purposes of this Section 15.2, the addresses of the parties hereto shall be as set forth in the Partnership's records. The address of any party hereto may be changed by a notice in writing given in accordance with the provisions hereof.

                15.3 Controlling Law. This Agreement and all questions relating to its validity, interpretation, performance and enforcement (including, without limitation, provisions concerning limitations of actions), shall be governed by and construed in accordance with the laws of the Commonwealth of Pennsylvania, notwithstanding any conflict-of-laws doctrines of such state or other jurisdiction to the contrary.

                15.4 Execution in Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original as against any party whose signature appears thereon, and all of which shall together constitute one and the same instrument. This Agreement shall become binding when one or more counterparts hereof, individually or taken together, shall bear the signatures of all of the parties reflected hereon as the signatories.

                15.5 Provisions Separable. The provisions of this Agreement are independent of and separable from each other, and no provision shall be affected or rendered invalid or unenforceable by virtue of the fact that for any reason any other or others of them may be invalid or unenforceable in whole or in part.

                15.6 Entire Agreement. This Agreement contains the entire understanding among the parties hereto with respect to the subject matter hereof, and supersedes all prior and contemporaneous agreements and understandings, inducements or conditions, express or implied, oral or written, except as herein contained. The express terms hereof control and supersede any course of performance and/or usage of the trade inconsistent with any of the terms hereof. This Agreement may not be modified or amended other than by an agreement in writing.

                15.7 Paragraph Headings. The paragraph headings in this Agreement are for convenience only; they form no part of this Agreement and shall not affect its interpretation.

                15.8 Gender, Etc. Words used herein, regardless of the number and gender specifically used, shall be deemed and construed to include any other number, singular or plural, and any other gender, masculine, feminine or neuter, as the context indicates is appropriate.

                15.9 Number of Days. In computing the number of days for purposes of this Agreement, all days shall be counted, including Saturdays, Sundays and holidays; provided, however, that if the final day of any time period falls on a Saturday, Sunday or holiday on which federal banks are or may elect to be closed, then the final day shall be deemed to be the next day which is not a Saturday, Sunday or such holiday.

                15.10 Partners Not Agents. Nothing contained herein shall be construed to constitute any Partner the agent of another Partner, except as specifically provided herein, or in any manner to limit the Limited Partners in the carrying on of their own respective businesses or activities.

                15.11 Assurances. Each of the Partners shall hereafter execute and deliver such further instruments and do such further acts and things as may be required or useful to carry out the intent and purpose of this Agreement and as are not inconsistent with the terms hereof.

                15.12 Waiver of Partition. Each Partner hereby waives any right such Partner may have to partition its interest in the Partnership or any property of the Partnership.

                  IN WITNESS WHEREOF, the parties hereto have executed this Agreement or caused this Agreement to be executed on their behalf as of the date first above written.


                                    LIBERTY PROPERTY TRUST,
                                    General Partner, on its own behalf
                                    and as attorney-in-fact for the
                                    Limited Partners pursuant to the
                                    power of attorney granted to
                                    the General Partner in Section 10.7 of
                                    the First Restated and Amended
                                    Partnership Agreement


                                    By: /s/ Willard G. Rouse III
                                       -------------------------------


                                   Title: Chief Executive Officer
                                         -----------------------------

                     LIST OF EXHIBITS TO LIMITED PARTNERSHIP
                AGREEMENT OF LIBERTY PROPERTY LIMITED PARTNERSHIP


Exhibits
--------
                  A -        Omitted

                  B -        Existing Property Partnerships

                  C -        Allocations

                  D -        Matters relating to Conversion Rights

                  E -        The Malvern Properties

                  F -        Rights of 8.80% Series A Cumulative Redeemable
                             Preferred Partnership Interests

Schedules
---------
                  Schedule 1 -      Conversion Component Exercise Notice

                  Schedule 2 -      Sale Component Exercise Notice

                  Schedule 3 -      Non-Foreign Affidavit

                                   EXHIBIT "A"

                                    [Omitted]

                                    EXHIBIT B


                         Existing Property Partnerships


239                                         Rouse & Associates
                                            1655 Valley Center
                                            Parkway Limited
                                            Partnership

308P                                        Rouse & Associates
                                            931 South Matlack Street
                                            Limited Partnership

322                                         Rouse & Associates
                                            300 Stonegate Drive
                                            Limited Partnership

370                                         Rouse & Associates
                                            200 Hedgewood Drive
                                            Limited Partnership

372                                         Rouse & Associates
                                            100 Hedgewood Drive
                                            Limited Partnership

373                                         Rouse & Associates
                                            1495 Valley Center
                                            Parkway Limited
                                            Partnership a/k/a 1495
                                            Valley Center Parkway
                                            Limited Partnership

412                                         Rouse & Associates
                                            Great Valley Retail
                                            Limited Partnership

469                                         Rouse & Associates
                                            300 Hedgewood Drive
                                            Limited Partnership

                                    EXHIBIT B
                                   (Continued)

                         Existing Property Partnerships

487                                         Rouse & Associates
                                            420 Lapp Road Limited
                                            Partnership

506                                         Rouse & Associates
                                            1 Chelsea Parkway
                                            Limited Partnership

507                                         Rouse & Associates
                                            3 Chelsea Parkway
                                            Limited Partnership

508                                         Rouse & Associates
                                            400 Hedgwood Drive
                                            Limited Partnership

509                                         Rouse & Associates
                                            1550 Valley Center
                                            Parkway Limited
                                            Partnership

510                                         Rouse & Associates
                                            1560 Valley Center
                                            Parkway Limited
                                            Partnership

511P                                        Rouse & Associates
                                            14 Lee Boulevard
                                            Limited Partnership

512P                                        500 Chester Field
                                            Parkway Limited
                                            Partnership

513P                                        300/400 Chester Field
                                            Parkway Limited
                                            Partnership

                                    EXHIBIT B
                                   (Continued)

                         Existing Property Partnerships


527                                         Rouse & Associates
                                            580 Snowdrift Road
                                            Limited Partnership

563                                         Rouse & Associates
                                            1510 Valley Center
                                            Parkway Limited
                                            Partnership a/k/a
                                            1510 Valley Center
                                            Parkway Limited
                                            Partnership

564                                         Rouse & Associates
                                            1530 Valley Center
                                            Parkway Limited
                                            Partnership

582                                         Rouse & Associates
                                            747 Dresher Road
                                            Limited Partnership

596                                         Rouse & Associates
                                            200 Stonegate Drive
                                            Limited Partnership

607                                         Rouse & Associates
                                            Great Valley Associates
                                            Limited Partnership a/k/a
                                            Great Valley Associates

625                                         Rouse & Associates
                                            974 Marcon Boulevard
                                            Limited Partnership

626                                         Rouse & Associates
                                            1180 Church Road
                                            Limited Partnership

                                    EXHIBIT B
                                   (Continued)

                         Existing Property Partnerships


662                                         Rouse & Associates
                                            40 Valley Stream Parkway
                                            Limited Partnership

663                                         Rouse & Associates
                                            50 Valley Stream Parkway
                                            Limited Partnership

664                                         Rouse & Associates
                                            20 Valley Stream Parkway
                                            Limited Partnership

674                                         Rouse & Associates
                                            800-860 Town Center
                                            Drive Limited Partnership

750                                         Rouse & Associates
                                            1610 Medical Drive
                                            Limited Partnership

753                                         Rouse & Associates
                                            15 Great Valley Parkway
                                            Limited Partnership

805                                         Morehall Associates
                                            Limited Partnership

812                                         Morehall Associates
                                            Limited Partnership

813                                         Rouse & Associates
                                            311 Technology Drive
                                            Limited Partnership

                                    EXHIBIT B
                                   (Continued)

                         Existing Property Partnerships


815                                         Morehall Associates
                                            Limited Partnership

817                                         Rouse & Associates
                                            55 Valley Stream Parkway
                                            Limited Partnership

818                                         Rouse & Associates
                                            65 Valley Stream Parkway
                                            Limited Partnership

821                                         Rouse & Associates
                                            508 Lapp Road
                                            Limited Partnership

825                                         Rouse & Associates
                                            10 Valley Stream Parkway
                                            Limited Partnership

861                                         Rouse & Associates
                                            333 Phoenixville Pike
                                            Limited Partnership

872                                         Rouse & Associates
                                            964 Marcon Boulevard
                                            Limited Partnership

884                                         1566 Medical Drive
                                            Associates Limited
                                            Partnership

894                                         Roble Road Associates
                                            Limited Partnership

                                    EXHIBIT B
                                   (Continued)

                         Existing Property Partnerships

901                                         Rouse & Associates
                                            30 Great Valley Parkway

911                                         Rouse & Associates
                                            75 Great Valley Parkway

913                                         Rouse & Associates
                                            35 Great Valley Parkway
                                            Limited Partnership

919                                         Rouse & Associates
                                            77 Great Valley Parkway
                                            Limited Parkway

921                                         RHW Lehigh Valley

922                                         Rouse & Associates
                                            Plymouth Meeting
                                            Limited Partnership

934                                         Rouse & Associates
                                            256 Great Valley Parkway

945                                         2202 Hangar Place
                                            Associates Limited
                                            Partnership

946                                         2201 Hangar Place
                                            Associates Limited
                                            Partnership

959                                         Rouse & Associates
                                            205 Great Valley Parkway

                                    EXHIBIT B
                                   (Continued)


                         Existing Property Partnerships


963                                         954 Marcon Boulevard
                                            Associates Limited
                                            Partnership

976                                         Rouse & Associates
                                            14 Great Valley Parkway
                                            Limited Partnership

980                                         Rouse & Associates
                                            XXVII Great Valley Parkway
                                            Limited Partnership

983                                         Rouse & Associates
                                            333 Technology Drive
                                            Limited Partnership

988                                         Rouse & Associates
                                            510 Lapp Road Limited
                                            Partnership

                                    EXHIBIT C

                                   Allocations


1.   Allocation of Net Income, Net Loss and Net Gains from Sales.

                  (a) Net Income. Except as otherwise provided herein, Net Income for any fiscal year or other applicable period shall be allocated in the following order and priority:

                           (1)  First, (x) to the General Partner to the
extent of, and in proportion to, the excess of the cumulative Losses allocated to the General Partner pursuant to subparagraph (b)(2) for all prior periods over the cumulative amount of Net Income allocated to the General Partner pursuant to this subparagraph (a)(1)(x) for all prior periods; (y) to the Partners, until the cumulative Net Income allocated pursuant to this subparagraph (a)(1) (y) for the current and all prior periods equals the cumulative Net Loss allocated pursuant to subparagraph (b)(2) hereof for all prior periods, among the Partners in the reverse order that such Net Loss was allocated to the Permitted Partners pursuant to subparagraph (b)(3) hereof (and, in the event of a shift of a Partner's interest in the Partnership, to the Partners in a manner that most equitably reflects the successors in interest to the Permitted Partners).

                           (2)  Thereafter, the balance of the Net Income, if
any, shall be allocated to the Partners in accordance with their respective Percentage Interests.

                  (b) Net Loss. Except as otherwise provided herein, Net Loss of the Partnership for each fiscal year or other applicable period shall be allocated as follows:

                           (1)      To the Partners  in accordance with their
respective Percentage Interests, until each such Partner has a zero balance in its Capital Account; for this purpose alone, the amount of the General Partner's Capital Account balance shall be computed without regard to any Net Income, Net Loss or distributions arising out of or attributable to the Series A Preferred Interests other than distributions in redemption of the Series A Preferred Interests pursuant to Section 5 of Exhibit F, then

                           (2)      To the General Partner, to the extent of its
remaining positive balance in its Capital Account.

                           (3)      Notwithstanding subparagraph (b)(1) hereof,
to the extent any Net Loss allocated to a Partner under subparagraph (b)(1) hereof or this subparagraph (b)(3) would cause such Partner (hereinafter, a "Restricted Partner") to have an Adjusted Capital Account Deficit as of the end of the fiscal year to which such Net Loss relates, such Net Loss shall not be allocated to such Restricted Partner and instead shall be allocated to the other Partner(s) (hereinafter, the "Permitted Partners") pro rata in accordance with their relative Percentage Interests.

                  (c) Notwithstanding anything herein to the contrary, it is intended that the distribution to the Partners upon the dissolution of the Partnership pursuant to the Section 8.2 recognize the priority accorded to the Series A Preferred Interests, and the General Partner shall vary the allocations hereunder, if necessary, to accomplish that result.

2.   Special Allocations.

                  Notwithstanding any provisions of paragraph 1 of this Exhibit C, the following special allocations shall be made in the following order:

                  (a) Minimum Gain Chargeback (Nonrecourse Liabilities). If there is a net decrease in Partnership Minimum Gain for any Partnership fiscal year (except as a result of conversion or refinancing of Partnership indebtedness, certain capital contributions or revaluation of the Partnership property as further outlined in Regulation Sections 1.704-2(d)(4), (f)(2) or
(f)(3)), each Partner shall be specially allocated items of Partnership income and gain for such year (and, if necessary, subsequent years) in an amount equal to that Partner's share of the net decrease in Partnership Minimum Gain. The items to be so allocated shall be determined in accordance with Regulation
Section 1.704-2(f). This paragraph (a) is intended to comply with the minimum gain chargeback requirement in said section of the Regulations and shall be interpreted consistently therewith. Allocations pursuant to this paragraph (a) shall be made in proportion to the respective amounts required to be allocated to each Partner pursuant hereto.

                  (b) Minimum Gain Attributable to Partner Nonrecourse Debt. If there is a net decrease in Minimum Gain
Attributable to Partner Nonrecourse Debt during any fiscal year (other than due to the conversion, refinancing or other change in the debt instrument causing it to become partially or wholly nonrecourse, certain capital contributions, or certain revaluations of Partnership property (as further outlined in Regulation
Section 1.704-2(i)(4)), each Partner shall be specially allocated items of Partnership income and gain for such year (and, if necessary, subsequent years) in an amount equal to the Partner's share of the net decrease in the Minimum Gain Attributable to Partner Nonrecourse Debt. The items to be so allocated shall be determined in accordance with Regulation Section 1.704-2(i)(4) and
(j)(2). This paragraph (b) is intended to comply with the minimum gain chargeback requirement with respect to Partner Nonrecourse Debt contained in said section of the Regulations and shall be interpreted consistently therewith. Allocations pursuant to this paragraph (b) shall be made in proportion to the respective amounts required to be allocated to each Partner pursuant hereto.

                  (c) Qualified Income Offset. In the event a Partner unexpectedly receives any adjustments, allocations or distributions described in Regulation Section 1.704- 1(b)(2)(ii)(d)(4), (5), or (6), and such Limited Partnership has an Adjusted Capital Account Deficit, items of Partnership income and gain shall be specially allocated to such Partner in an amount and manner sufficient to eliminate the Adjusted Capital Account Deficit as quickly as possible. This paragraph (c) is intended to constitute a "qualified income offset" under Regulation Section 1.704-1(b)(2)(ii)(d) and shall be interpreted consistently therewith.

                  (d) Nonrecourse Deductions. Nonrecourse Deductions for any fiscal year or other applicable period shall be allocated to the Partners in accordance with their respective Percentage Interests.

                  (e) Partner Nonrecourse Deductions. Partner Nonrecourse Deductions for any fiscal year or other applicable period shall be specially allocated to the Partner that bears the economic risk of loss for the debt (i.e., the Partner Nonrecourse Debt) in respect of which such Partner Nonrecourse Deductions are attributable (as determined under Regulation Section 1.704- 2(b)(4) and (i)(1)).

                  (f) Curative Allocations. The Regulatory Allocations shall be taken into account in allocating other items of income, gain, loss, and deduction among the Partners so that, to the extent possible, the cumulative net amount of allocations of Partnership items under paragraphs 1 and 2 of this Exhibit C shall be equal to the net amount that would have been allocated to each Partner if the Regulatory Allocations had not occurred. This subparagraph
(f) is intended to minimize to the extent possible and to the extent necessary any economic distortions which may result from application of the Regulatory Allocations and shall be interpreted in a manner consistent therewith. For purposes hereof, "Regulatory Allocations" shall mean the allocations provided under this paragraph 2 (other than this subparagraph.)

                  (g) To the extent that the Partnership is deemed, for book purposes, to have recognized income under Code Section 108 attributable to the repayment of certain mortgage indebtedness from the proceeds of the Offerings, as described in the Registration Statement, any such income shall be allocated to the Limited Partners in proportion to their relative Percentage Interests.

                  (h) For each Fiscal Year or portion thereof, Net Income of the Partnership (and gross income to the extent required to carry out the purposes of this provision) shall be allocated to the General Partner to the extent of the excess of the cumulative distributions made to the General Partner pursuant to Section 3 of Exhibit "F" with respect to the current and all prior periods over the cumulative amount of Net Income (or gross income, as the case may be) allocated to the General Partner pursuant to this subparagraph (h) with respect to all prior periods.

3.   Tax Allocations.

                  (a) Generally. Subject to paragraphs (b) and (c) hereof, items of income, gain, loss, deduction and credit to be allocated for income tax purposes (collectively, "Tax Items") shall be allocated among the Partners on the same basis as their respective book items.

                  (b) Sections 1245/1250 Recapture. If any portion of gain from the sale of property is treated as gain which is ordinary income by virtue of the application of Code Sections 1245 or 1250 ("Affected Gain"), then (A) such Affected Gain shall be allocated among the Partners in the same proportion that the depreciation and amortization deductions giving rise to the Affected Gain were allocated and (B) other Tax Items of gain of the same character that would have been recognized, but for the application of Code Sections 1245 and/or 1250, shall be allocated away from those Partners who are allocated Affected Gain pursuant to Clause (A) so that, to the extent possible, the other Partners are allocated the same amount, and type, of capital gain that would have been allocated to them had Code Sections 1245 and/or 1250 not applied. For purposes of the prior sentence, each Partner shall be treated as having been allocated depreciation and amortization in the same proportion as such Partner (before, on or after the date of the Partnership Agreement to which this Exhibit C is attached), has been allocated any deductions, directly or indirectly, giving rise to the Affected Gain.

                  (c) Allocations Respecting Section 704(c) and Revaluations. Notwithstanding paragraph (b) hereof, Tax Items with respect to Partnership property that is subject to Code Section 704(c) and/or Regulation Section 1.704-1(b)(2)(iv)(f) (collectively "Section 704(c) Tax Items") shall be allocated in accordance with said Code section and/or Regulation Section 1.704-3, as the case may be. The allocation of Section 704(c) Tax Items shall be subject to the ceiling rule stated in Regulation Section 1.704-3(b). Debt cancellation income realized upon the repayment of mortgage indebtedness from the proceeds of the Offerings, as described in the Registration Statement, shall be accounted for as an item of built-in gain property.

                  (d) Excess Nonrecourse Liabilities. The "excess nonrecourse liabilities" of the Partnership (within the meaning of Regulation Section 1.752-3(a)(3)) shall be allocated among the Partners in accordance with the Partners' share of the profits of the Partnership, determined by taking into account all of the facts and circumstances relating to the economic arrangement of the Partners.

                                    EXHIBIT D

                                  Rights Terms


                  The Rights granted by the General Partner to the Limited Partners pursuant to Section 11.1 of the Amended and Restated Limited Partnership Agreement to which this Exhibit is attached (the "Agreement") shall be subject to the following terms and conditions:

                 1. Definitions. The following terms shall, for purposes of this Exhibit and the Agreement, have the meanings set forth below:

                           "Beneficially Own" shall mean the ownership of
Shares by a Person who would be treated as an owner of such Shares under Section 542(a)(2) of the Code, either directly or constructively through the application of Section 544 of the Code, as modified by Section 856(h)(1)(B) of the Code.

                           "Conversion Factor" means 1.0, provided that in
the event that the General Partner (i) declares or pays a dividend on its outstanding Shares in Shares or makes a distribution to all holders of its outstanding Shares in Shares or effects a stock split, (ii) subdivides its outstanding Shares, or (iii) combines its outstanding Shares into a smaller number of Shares, the Conversion Factor shall be adjusted by multiplying the Conversion Factor by a fraction, the numerator of which shall be the number of Shares issued and outstanding on the record date for such dividend distribution, subdivision or contribution (assuming for such purposes that such dividend, distribution, subdivision or combination has occurred as of such time), and the denominator of which shall be the actual number of Shares (determined without the above assumption) issued and outstanding on the record date for such dividend, distribution, subdivision or combination. Any adjustment to the Conversion Factor shall become effective immediately after the effective date of such event retroactive to the record date, if any, for such event.

                           "Conversion Component Exercise Notice" shall have
the meaning set forth in Paragraph 2(a) hereof.

                           "Conversion Rights" shall have the meaning set
forth in Paragraph 2(a) hereof.

                           "Election Notice" shall mean the written notice to
be given by the General Partner to an Exercising Partner in response to the receipt by the General Partner of an Exercise Notice from such Exercising Partner.

                           "Exchange Act" shall mean the Securities Exchange
Act of 1934, as amended, or any successor statute.

                           "Exercise Notice" shall mean and include a
Conversion Component Exercise Notice and/or a Sale Component
Exercise Notice.

                           "Exercising Partners" shall have the meaning set
forth in Paragraph 2 hereof.

                           "Offered Interests" shall mean the Partnership
Interests of the Exercising Partners identified in a Conversion Component Exercise Notice or a Sale Component Exercise Notice which, pursuant to the exercise of Conversion Rights or Sale Rights, can be acquired under the terms hereof.

                           "Partnership Interests" shall mean the limited
partnership interests of an Exercising Partner in Liberty Property Limited Partnership, a Delaware limited partnership, or any successor thereto.

                           "Purchase Price" shall mean the number of Shares
or the amount of cash payable for Partnership Interests pursuant to the provisions of Paragraph 5 hereof.

                           "REIT Shares Amount" shall mean a number of Shares
equal to the product of the number of Partnership Interests offered for conversion by an Exercising Partner, multiplied by the Conversion Factor; provided that in the event the General Partner issues to all holders of Shares rights, options, warrants or convertible or exchangeable securities entitling its shareholders to subscribe for or purchase Shares, or any other securities or property (collectively, the "rights") then the REIT Shares Amount shall also include such rights that a holder of that number of REIT Shares would be entitled to receive.

                           "Sale Component Exercise Notice" shall have the
meaning set forth in Paragraph 2(b) hereof.

                           "Sale Rights" shall have the meaning set forth in
Paragraph 2(b) hereof.

                           "Securities Act" shall mean the Securities Act of
1933, as amended, or any successor statute.

                           "Share" shall mean a common share of beneficial
interest of the General Partner.

                           "Valuation Date" means the date which is fifteen
days prior to the scheduled date of closing of a sale made pursuant to the exercise of Conversion Rights or Sale Rights.

                           "Value" means, with respect to a Share, the average
of the daily market price for the ten (10) consecutive trading days immediately preceding the Valuation Date. The market price for each such trading day shall be: (i) if the Shares are listed or admitted to trading on any securities exchange or the NASDAQ National Market System, the closing price, regular way, on such day, or if no such sale takes place on such day, the average of the closing bid and asked prices on such day, (ii) if the Shares are not listed or admitted to trading on any securities exchange or the NASDAQ National Market System, the last reported sale price on such day or, if no sale takes place on such day, the average of the closing bid and asked prices on such day, as reported by a reliable quotation source designated by the General Partner, or
(iii) if the Shares are not listed or admitted to trading on any securities exchange or the NASDAQ National Market System and no such last reported sale price or closing bid and asked prices are available, the average of the reported high bid and low asked prices on such day, as reported by a reliable quotation source designated by the General Partner, or if there shall be no bid and asked prices on such day, the average of the high bid and low asked prices, as so reported, on the most recent day (not more than 10 days prior to the date in question) for which prices have been so reported; provided that if there are no bid and asked prices reported during the 10 days prior to the date in question, the Value of the Shares shall be determined by the General Partner acting in good faith on the basis of such quotations and other information as it considers, in its reasonable judgment, appropriate. In the event the REIT Shares Amount includes rights that a holder of Shares would be entitled to receive, then the Value of such rights shall be determined by the General Partner acting in good faith on the basis of such quotations and other information as it considers, in its reasonable judgment, appropriate.

                 2.        Delivery of Exercise Notices.

                           (a) Any one or more Limited Partners ("Exercising
Partners") may, subject to the limitations set forth herein:

                               (i)deliver to the General Partner written
notice in the form attached hereto as Schedule 1 (the "Conversion Component Exercise Notice") pursuant to which such Exercising Partners elect to exercise their rights to convert (the "Conversion Rights") all or any portion of their Partnership Interests into Shares, subject to the limitations contained in Paragraphs 3 and 4 below; and/or

                               (ii) deliver to the General Partner written
notice in the form attached hereto as Schedule 2 (the "Sale Component Exercise Notice") pursuant to which such Exercising Partners elect to exercise their rights to sell (the "Sale Rights") all or any portion of their Partnership Interests to the General Partner (or the General Partner's designee), subject to the limitations contained in Paragraphs 3 and 5 below.

                           (b) If the Exercising Partner is not a nonresident
alien or a foreign entity, such as a corporation, partnership, trust or estate (as those terms are defined in the Code and Regulations), such Exercising Partner shall deliver to the General Partner a Certification of Non-Foreign Status in the form attached hereto as Schedule 3 (the "Non-Foreign Certificate") for withholding purposes under Section 1445 of the Code. In the event that an Exercising Partner (i) is a nonresident alien or foreign entity, such as a corporation, partnership, trust or estate (as those terms are defined in the Code and Regulations), or (ii) does not furnish a Conversion Certificate to the General Partner, the withholding provision in paragraph 10 shall apply.

                 3. Limitation on Delivery of Exercise Notices. No Exercise Notice may be delivered with respect to the lesser of (i) all Partnership Interests owned by the Limited Partner exercising such Notice or (ii) 1,000 Partnership Interests.

                 4. Limitation on Exercise of Conversion Rights and Sale Rights.

                           (a)      If a Conversion Component Exercise Notice is
delivered to the General Partner but (i) as a result of restrictions contained in the Declaration of Trust of the General Partner as of the date of the Agreement, the Conversion Rights cannot be exercised in full, or (ii) the issuance of Shares pursuant to a full exercise of the Conversion Rights would singly or when aggregated with any prior or concurrent issuances (A) cause the General Partner to cease to comply with the REIT Requirements or (B) cause any Person or the Initial Limited Partners and Persons who would be treated as Beneficially Owning Shares in the Company owned by one or more of the Initial Limited Partners seeking to exercise the Rights to Beneficially Own more than 29.9% of the issued and outstanding Shares, then the Conversion Component Exercise Notice shall be deemed to be modified such that the Conversion Rights shall be exercised only to the extent permitted as set forth above in this paragraph; with the remainder of such Rights being deemed to be Sale Rights and the corresponding portion of the Conversion Component Exercise Notice being deemed to be a Sale Component Exercise Notice.

                           (b)      The exercise of Sale Rights by Rouse Senior
Executives is subject to the restrictions imposed pursuant to the third sentence of Section 9.2(a) of the Agreement.

                  5.       Computation of Purchase Price; Form of Payment.

                           With respect to the exercise of Conversion Rights,
the Purchase Price payable for the Offered Interests shall be payable by the transfer to the Exercising Partner by the General Partner or the Partnership of the number of Shares equal to the number of Offered Interests multiplied by the Conversion Factor. With respect to the exercise of Sale Rights, the Purchase Price shall, in the sole and absolute discretion of the General Partner, be paid in the form of (a) cash or check, or by wire transfer of immediately available funds to the Exercising

Partner's designated account, in which case the purchase price shall be the Value of the REIT Shares Amount which would have been issuable upon exercise of the Conversion Rights, or (b) by the transfer to the Exercising Partner by the General Partner of a number of Shares equal to the number of Offered Interests multiplied by the Conversion Factor.

                 6. Closing; Delivery of Election Notice. The closing of the acquisition of Offered Interests shall, unless otherwise mutually agreed, be held at the principal offices of the General Partner or, at the option of the General Partner, may be effectuated by mail, as of the following times:

                           (a)      With respect to the exercise of Conversion
Rights, at 2:00 p.m. on that date which is seventy days after the receipt by the General Partner of the applicable Exercise Notice (or if such day is not a Business Day, the first Business Day thereafter); and

                           (b)      With respect to the exercise of Sale Rights,
the General Partner shall, within thirty (30) days after receipt by the General Partner of any Sale Component Exercise Notice delivered in accordance with the requirements of Paragraph 3 hereof, deliver to the Exercising Partner an Election Notice, which Election Notice shall specify the form of the Purchase Price (which shall be in accordance with Paragraph 5 hereof) to be paid to such Exercising Partner, and the closing thereof shall be held at 2:00 p.m. on that date which is seventy (70) days after the receipt by the General Partner of the applicable Exercise Notice (or if such day is not a Business Day, the first Business Day thereafter).

                 7. Closing Deliveries. At the closing of the purchase and sale of Offered Interests, payment of the Purchase Price shall be accompanied by proper instruments of transfer and assignment relating to the Offered Interests and, with respect to any Shares which are issued in payment of the Purchase Price or any portion thereof, by the delivery of a share certificate or certificates evidencing the Shares to be issued and registered in the name of the Exercising Partner or its designee. Immediately after the closing, the Offered Interests shall continue to be outstanding and shall be owned by the General Partner.

                 8. Covenants of the General Partner. The General Partner covenants and agrees as follows:

                           (a)      At all times during the pendency of the
Rights, the General Partner shall reserve for issuance such number of Shares as may be necessary to enable the General Partner to issue such Shares in full payment of the Purchase Price in regard to all Partnership Interests which are from time to time outstanding.

                           (b)      As long as the General Partner shall be
obligated to file periodic reports under the Exchange Act, the General Partner will timely file such reports in such manner as shall enable any recipient of Shares issued to Limited Partners hereunder in reliance upon an exemption from registration under the Securities Act to continue to be eligible to utilize Rule 144 promulgated by the SEC pursuant to the Securities Act, or any successor rule or regulation or statute thereunder, for the resale thereof.

                           (c)      During the pendency of the Rights, the
Limited Partners shall receive all financial statements and communications transmitted from time to time by the General Partner to its shareholders generally.

                           (d)      Notwithstanding the General Partner's
determination as to the form in which the Purchase Price shall be payable, the General Partner shall be required to pay the Purchase Price by cash or check or wire transfer of immediately available funds to the extent that payment by issuance of Shares would disqualify the General Partner from being treated as a REIT under the Code.

                 9. Limited Partners' Covenants. Each Limited Partner covenants and agrees with the General Partner that all Offered Interests tendered to the General Partner in accordance with the exercise of Rights herein provided shall be delivered to the General Partner free and clear of all Liens (except any which may have been given to the General Partner or the Partnership) and should any such Liens exist or arise with respect to such Offered Interests, the General Partner shall be under no obligation to acquire the same unless, in connection with such acquisition, the General Partner has elected to pay such portion of the Purchase Price in the form of cash consideration in circumstances where such consideration will be sufficient to cause such existing Lien to be discharged in full upon application of all or a part of such consideration and the General Partner is expressly authorized to apply such portion of the Purchase Price as may be necessary to discharge such Lien in full. Each Limited Partner further agrees that, in the event any state or local property transfer tax is payable as a result of the transfer of its Offered Interests to the General Partner (or its designee), such Limited Partner shall assume and timely pay such transfer tax. Each Limited Partner hereby indemnifies and agrees to save the General Partner harmless of, from and against any damages, costs and expenses arising from a breach of the Limited Partner's covenants contained in this paragraph, which indemnity shall survive the closing of any exercise of Rights hereunder.

                  10. Withholding. If this Paragraph applies pursuant to Paragraph 2(b) hereof, the General Partner shall have the authority to take all actions necessary in order to comply with its withholding obligations pursuant to Section 1445 of the Code. Such authority shall include the sale by the General Partner to one or more third parties of all or a portion of the Shares otherwise payable to the Exercising Partner pursuant to Paragraph 5 hereof and the use of such sale proceeds to satisfy any withholding obligations arising from such Exercising Partner's exercise of the Rights. The Shares sold pursuant to this Section shall be treated as issued to the Exercising Partner in accordance with Paragraph 5 hereof.

                                   SCHEDULE 1


                      LIBERTY PROPERTY LIMITED PARTNERSHIP
                      CONVERSION COMPONENT EXERCISE NOTICE


                  All capitalized terms herein shall have the meanings set forth in Exhibit D to the Agreement of Limited Partnership of Liberty Property Limited Partnership dated as of June 23, 1994 (the "Rights Terms"), the terms and provisions of which are hereby incorporated by reference.

                  Pursuant to the Rights Terms, the undersigned Exercising Partner hereby irrevocably elects to exercise Conversion Rights with respect to ______ Offered Interests. The undersigned acknowledges that the Purchase Price payable for the Offered Interests shall be the issuance to the Exercising Partner by the Trust of ______ Shares.

                  Unless otherwise indicated in the attached Designee Registration Form, Shares issued pursuant to the exercise of Conversion Rights herein shall be registered solely in the name of the Exercising Partner.

                  Attached hereto is the Certification of Non-Foreign Status of the Exercising Partner.


Dated:____________, 1995            EXERCISING PARTNER

                                    Individual

                                    -------------------------------

                                    -------------------------------

                                    Print Name

                                    -------------------------------

                                    Address

                                    -------------------------------

                                    Corporation, Partnership
                                    or Other Entity

Corporation                         -------------------------------


Attest:                             By:
      --------------------------       ----------------------------
                                           Title:


                                    -------------------------------
                                    Social Security No./
                                    Tax Identification No.

                                   SCHEDULE 2

                      LIBERTY PROPERTY LIMITED PARTNERSHIP
                         SALE COMPONENT EXERCISE NOTICE


                  All capitalized terms herein shall have the meanings set forth in Exhibit D to the Agreement of Limited Partnership of Liberty Property Limited Partnership dated as of June 23, 1994 (the "Rights Terms"), the terms and provisions of which are hereby incorporated by reference.

                  Pursuant to the Rights Terms, the undersigned Exercising Partner hereby irrevocably elects to exercise Sale Rights with respect to ______ Offered Interests. The undersigned acknowledges that the Purchase Price payable for the Offered Interests shall be, at the Trust's election, either: (a) cash, check or wire transfer of the Value of ______ Shares (determined in accordance with the Rights Terms), or (b) the issuance to the Exercising Partner by the Trust ______ of Shares.

                  Unless otherwise indicated in the attached Designee Registration Form, Shares, if any, issued pursuant to the exercise of Sale Rights herein shall be registered solely in the name of the Exercising Partner.

                  Attached hereto is the Certification of Non-Foreign Status of the Exercising Partner.

Dated:____________, 1995            EXERCISING PARTNER

                                    Individual

                                    -------------------------------

                                    -------------------------------

                                    Print Name

                                    -------------------------------

                                    Address

                                    -------------------------------

                                    Corporation, Partnership
                                    or Other Entity

Corporation                         -------------------------------


Attest:                             By:
      --------------------------       ----------------------------
                                           Title:


                                    -------------------------------
                                    Social Security No./
                                    Tax Identification No.

                                   SCHEDULE 3

                     AFFIDAVIT REGARDING FOREIGN INVESTMENT
                            IN REAL PROPERTY TAX ACT



                  Section 1445 of the Internal Revenue Code provides that a transferee of a U.S. real property interest must withhold tax if the transferor is a foreign person. To inform the transferee that withholding of tax is not required upon the disposition of a U.S. real property interest by _______________________________ ("Transferor"), the undersigned hereby affirms the following on behalf of Transferor:

                  1. Transferor is not a foreign person, foreign corporation, foreign partnership, foreign trust, or foreign estate (as those terms are defined in the Internal Revenue Code and Income Tax Regulations);

                  2. Transferor's U.S. employer identification number is ______________;

                  3.        Transferor's office address is:

                          -------------------------------
                          -------------------------------
                          -------------------------------
                          -------------------------------

                  Transferor understands that this affidavit may be disclosed to the Internal Revenue Service by the transferee and that any false statement contained in this affidavit could be furnished by fine, imprisonment or both.

                  Transferor understands that the transferee is relying on this affidavit in determining whether withholding of tax is required.

                  Under penalties of perjury, the undersigned declares that they have examined this affidavit and, to the best of the undersigned's knowledge and belief it is true, correct and complete, and that the undersigned has authority to execute this document on behalf of Transferor.

Dated:  __________________                  ______________________________

                                    EXHIBIT E

                               Malvern Properties


412                         Liberty Boulevard
487                         420 Lapp Road
511P                        14 Lee Boulevard
512P                        500 Chester Field
513P                        300-400 Chester Field
607                         45-67 Great Valley Parkway
662                         40 Valley Stream Parkway
663                         50 Valley Stream Parkway
664                         20 Valley Stream Parkway
753                         15 Great Valley Parkway
805                         257-275 Great Valley Parkway
811                         300 Tech Drive
812                         277-293 Great Valley Parkway
813                         311 Tech Drive
814                         325 Tech Drive
815                         7 Great Valley Parkway
817                         55 Valley Stream Parkway
818                         65 Valley Stream Parkway
821                         508 Lapp Road
825                         10 Valley Stream Parkway
861                         333 Phoenixville Parkway
901                         30 Great Valley Parkway
911                         75 Great Valley Parkway
913                         27-43 Great Valley Parkway
919                         77-123 Great Valley Parkway
925                         260 Great Valley Parkway
934                         256 Great Valley Parkway
959                         205 Great Valley Parkway
976                         14 Great Valley Parkway
980                         155 Great Valley Parkway
983                         333 Tech Drive
988                         510 Lapp Road

                                    EXHIBIT F


                      LIBERTY PROPERTY LIMITED PARTNERSHIP

                STATEMENT ESTABLISHING AND FIXING THE RIGHTS AND
                  PREFERENCES OF THE 8.80% SERIES A CUMULATIVE
                   REDEEMABLE PREFERRED PARTNERSHIP INTERESTS



                  The "8.80% Series A Cumulative Redeemable Preferred Partnership Interests" possess the following designations, preferences, rights, restrictions, limitations as to distributions, qualifications and terms and conditions of redemption as set forth below:

                  (1) Designation and Number. A series of preferred partnership interests in the Partnership (the "Preferred Interests") designated the "8.80% Series A Cumulative Redeemable Preferred Partnership Interests" (the "Series A Preferred Interests"), is hereby established. The maximum number of partnership interests of the Series A Preferred Interests shall be 5,750,000. The Series A Preferred Interests shall not be certificated and may not, under any circumstances, be transferrable by the General Partner to any other person or entity.

                  (2) Rank. The Series A Preferred Interests will, with respect to distribution rights and rights upon liquidation, dissolution or winding up of the Partnership, rank (a) senior to the partnership interests of the General Partner and of the Limited Partners, and to all equity securities ranking junior to such Series A Preferred Interests; (b) on a parity with all equity securities issued by the Partnership the terms of which specifically provide that such equity securities rank on a parity with the Series A Preferred Interests; and
(c) junior to all equity securities issued in accordance with Section 6(b) below by the Partnership the terms of which specifically provide that such equity securities rank senior to the Series A Preferred Interests. The term "equity securities" shall not include convertible debt securities.

                  (3) Distributions.

                            (a) The General Partner, as holder of the Series A
Preferred Interests, shall be entitled to receive, when and as authorized by the General Partner in its capacity as general partner, out of funds legally available for the payment of distributions, cumulative preferential cash distributions at the rate of 8.80% per annum of the $25.00 liquidation preference (equivalent to a fixed annual amount of $2.20 per interest). Such distributions shall be cumulative from the first date on which any Series A Preferred Interest is issued and shall be payable quarterly in arrears on or before the 30th day of January, April, June and October of each year or, if any such date is not a business day (as defined herein), the next succeeding business day (each, a "Distribution Payment Date"). The first distribution, which will be payable on October 30, 1997, will be for less than a full quarter. Such distribution and any distribution payable on the Series A Preferred Interests for any partial distribution period will be computed on the basis of a 360-day year consisting of twelve 30-day months.

                            (b) No distributions on Series A Preferred Interests
shall be authorized by the General Partner or paid or set apart for payment by the Partnership at such time as the terms and provisions of any agreement of the Partnership, including any agreement relating to its indebtedness, prohibits such authorization, payment or setting apart for payment or provides that such authorization, payment or setting apart for payment would constitute a breach thereof or a default thereunder, or if such authorization or payment shall be restricted or prohibited by law.

                            (c) Notwithstanding the foregoing, distributions on
the Series A Preferred Interests will accrue whether or not the terms and provisions set forth in Section 3(b) hereof at any time prohibit the current payment of distributions, whether or not the Partnership has earnings, whether or not there are funds legally available for the payment of such distributions and whether or not such distributions are authorized. Accrued but unpaid distributions on the Series A Preferred Interests will accumulate as of the Distribution Payment Date on which they first become payable.

                            (d) Except as provided in Section 3(e) below, no
distributions will be authorized or paid or set apart for payment with respect to the General Partner interest, the Limited Partner interests or on any other equity interest of the Partnership or any other series of Preferred Interests ranking, as to distributions, on a parity with or junior to the Series A Preferred Interests for any period unless full cumulative distributions for all past distribution periods and the then current distribution period have been or contemporaneously are (i) authorized and paid or (ii) authorized and a sum sufficient for the payment thereof is set apart for such payment on the Series A Preferred Interests.

                            (e) When distributions are not paid in full (or a
sum sufficient for such full payment is not so set apart) upon the Series A Preferred Interests and the interests of any other series of Preferred Interests ranking on a parity as to distributions with the Series A Preferred Interests, all distributions authorized upon the Series A Preferred Interests and any other series of Preferred Interests ranking on a parity as to distributions with the Series A Preferred Interests shall be authorized pro rata so that the amount of distributions authorized per Series A Preferred Interest and such other series of Preferred Interests shall in all cases bear to each other the same ratio that accrued distributions on the Series A Preferred Interests and such other series of Preferred Interests (which shall not include any accrual in respect of unpaid distributions on such other series of Preferred Interests for prior distribution periods if such other series of Preferred Interests does not have a cumulative distribution) bear to each other. No interest, or sum of money in lieu of interest, shall be payable in respect of any distribution payment or payments on Series A Preferred Interests which may be in arrears.

                            (f) Except as provided in the immediately preceding
paragraph, unless full cumulative distributions on the Series A Preferred Interests have been or contemporaneously are authorized and paid or authorized and a sum sufficient for the payment thereof is set apart for payment for all past distribution periods and the then current distribution period, no distributions shall be authorized or paid or set aside for payment nor shall any other distribution be authorized or made with respect to the General Partner interest, the Limited Partner interests or to any other equity interest of the Partnership ranking junior to or on a parity with the Series A Preferred Interests as to distributions or upon liquidation, nor shall the General Partner interest, any Limited Partner interest, or any other equity interest of the Partnership ranking junior to or on a parity with the Series A Preferred Interests as to distributions or upon liquidation be redeemed, purchased or otherwise acquired for any consideration (or any moneys be paid to or made available for a sinking fund for the redemption of any such interests) by the Partnership (except by conversion into or exchange for other equity interests of the Partnership ranking junior to the Series A Preferred Interests as to distributions and upon liquidation). The foreclosure by the Partnership on the Limited Partner interests constituting the Indemnity Collateral and/or the Special Indemnity Collateral (as defined in Section 13.3 of the Partnership Agreement) shall not be deemed to be a redemption, purchase or acquisition for consideration for purposes of this Section 3(f).

                            (g) The General Partner, as holder of the Series A
Preferred Interests, shall not be entitled to any distribution, whether payable in cash, property or equity interests in excess of full cumulative distributions on the Series A Preferred Interests as described above. Any distribution made on the Series A Preferred Interests shall first be credited against the earliest accrued but unpaid distribution due with respect to such interests which remains payable.

                  (4)       Liquidation Preference.

                            (a) Upon any voluntary or involuntary liquidation,
dissolution or winding up of the affairs of the Partnership, the General Partner, as holder of the Series A Preferred Interests then outstanding, is entitled to be paid out of the assets of the Partnership legally available for distribution to its equity interest holders a liquidation preference of $25.00 per Series A Preferred Interest, plus an amount equal to any accrued and unpaid distributions to the date of payment, before any distribution of assets is made with respect to the General Partner interest, the Limited Partner interest or to the holders of any other class or series of equity interests of the Partnership that ranks junior to the Series A Preferred Interests as to liquidation rights.

                            (b) In the event that, upon any such voluntary or
involuntary liquidation, dissolution or winding up, the available assets of the Partnership are insufficient to pay the amount of the liquidating distributions on all outstanding Series A Preferred Interests and the corresponding amounts payable on all other classes or series of equity interests of the Partnership ranking on a parity with the Series A Preferred Interests in the distribution of assets, then the General Partner, as holder of the Series A Preferred Interests and all other such classes or series of equity interests shall share ratably in any such distribution of assets in proportion to the full liquidating distributions to which they would otherwise be respectively entitled.

                            (c) Written notice of any such liquidation,
dissolution or winding up of the Partnership, stating the payment date or dates when, and the place or places where, the amounts distributable in such circumstances shall be payable, shall be given by first class mail, postage pre-paid, not less than three nor more than 60 days prior to the payment date stated therein, to the General Partner, as holder of the Series A Preferred Interests.

                            (d) After payment to the General Partner of the full
amount of the liquidating distributions to which it is entitled as holder of Series A Preferred Interests, the General Partner will have no right or claim to any of the remaining assets of the Partnership with respect to the Series A Preferred Interests.

                            (e) The consolidation or merger of the Partnership
with or into any other partnership, corporation, trust or entity or of any other partnership, corporation, trust or other entity with or into the Partnership or the sale, lease or conveyance of all or substantially all of, the property or business of the Partnership, shall not be deemed to constitute a liquidation, dissolution or winding up of the Partnership.

                  (5)       Redemption.

                            (a) Right of Optional Redemption. The Series A
Preferred Interests are not redeemable prior to July 30, 2002. On and after July 30, 2002, the Partnership, at its option and upon not less than three nor more than 60 days' written notice, may, with Proceeds designated for such purpose as set forth in Section 5(b) below, redeem the Series A Preferred Interests, in whole or in part, at any time or from time to time, for cash at a redemption price of $25.00 per interest, plus all accrued and unpaid distributions thereon to the date fixed for redemption, without interest.

                            (b)     Limitations on Redemption.

                                    (i)     Proceeds from the sale of shares of
beneficial interest of the General Partner which are contributed to the Partnership ("Proceeds") may be used by the Partnership only in the manner specified by the General Partner. If the General Partner specifies that some or all of such Proceeds are to be used to redeem Series A Preferred Interests in order to provide the General Partner with funds to redeem some or all of the 8.80% Series A Cumulative Redeemable Preferred Shares of Beneficial Interest (the "Series A Preferred") of the General Partner, then the Partnership shall distribute such specified amount of Proceeds to the General Partner in redemption of Series A Preferred Interests in order to enable the General Partner to redeem a like amount of its Series A Preferred with such Proceeds. The redemption price of the Series A Preferred Interests (other than the portion thereof consisting of accrued and unpaid distributions) is payable only from Proceeds designated for such purpose by the General Partner. For purposes of the first sentence of this Section 5(b)(i), "shares of beneficial interest of the General Partner" means any equity securities (including Common Shares and Preferred Shares), shares, interest, participation or other ownership interests (however designated) of the General Partner and any rights (other than debt securities convertible into or exchangeable for equity securities) or options issued by the General Partner to purchase any of the foregoing.

                                    (ii) Unless full cumulative distributions on
all Series A Preferred Interests shall have been or contemporaneously are authorized and paid or authorized and a sum sufficient for the payment thereof is set apart for payment for all past distribution periods and the then current distribution period, no Series A Preferred Interests shall be redeemed unless all outstanding Series A Preferred Interests are simultaneously redeemed, and the Partnership shall not purchase or otherwise acquire directly or indirectly any Series A Preferred Interests.

                            (c) Rights to Distributions on Interests Called for
Redemption. Immediately prior to any redemption of Series A Preferred Interests, the Partnership shall pay, in cash, any accumulated and unpaid distributions through the redemption date.

                            (d) Procedures for Redemption.

                                    (i) Notice of redemption will be given in
writing to the General Partner, as holder of the Series A Preferred Interests, not less than three nor more than 60 days prior to the redemption date. No failure to give such notice or any defect thereto or in the mailing thereof shall affect the validity of the proceedings for the redemption of any Series A Preferred Interests.

                                    (ii) In addition to any information required
by law, such notice shall state: (A) the redemption date; (B) the redemption price; (C) the number of Series A Preferred Interests to be redeemed; (D) the place or places where the Series A Preferred Interests are to be surrendered for payment of the redemption price; and (E) that distributions on the interests to be redeemed will cease to accrue on such redemption date. If less than all of the Series A Preferred Interests are to be redeemed, the notice mailed to the General Partner shall also specify the number of Series A Preferred Interests to be redeemed.

                                    (iii) If notice of redemption of any Series
A Preferred Interests has been given and if the funds necessary for such redemption have been set aside by the Partnership in trust for the benefit of the General Partner, as holder of the Series A Preferred Interests so called for redemption, then from and after the redemption date distributions will cease to accrue on such Series A Preferred Interests, such Series A Preferred Interests shall no longer be deemed outstanding and all rights of the General Partner, as holder of such interests will terminate, except the right to receive the redemption price. The General Partner, as holder of the Series A Preferred Interests to be redeemed, shall surrender such Series A Preferred Interests at the place designated in such notice and, upon surrender in accordance with said notice of the Series A Preferred Interests so redeemed (pursuant to an instrument of surrender in a form determined by the Partnership), such Series A Preferred Interests shall be redeemed by the Partnership at the redemption price plus any accrued and unpaid distributions payable upon such redemption. In case less than all the Series A Preferred Interests are redeemed, an instrument (in a form determined by the Partnership) setting forth the number of unredeemed interests owned by the General Partner shall be executed by the Partnership and the General Partner, as such holder, in duplicate, with a copy retained by each party thereto.

                  (6)       No Participation in Management.

                            (a)   The General Partner, in its capacity as holder
of Series A Preferred Interests, shall not take part in the management of the Partnership's business, transact any business in the Partnership's name or have the power to sign documents for or otherwise bind the Partnership. Any rights expressly granted in this Agreement to the General Partner, in its capacity as holder of the Series A Preferred Interests, shall not be deemed to be rights relating to the management of the Partnership's business. The Series A Preferred Interests are not general partnership interests in the Partnership.

                            (b)     So long as any Series A Preferred Interests
remain outstanding, the Partnership shall not, without the approval



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



of the General Partner in its capacity as holder of the Series A Preferred Interests, (i) authorize or create, or increase the authorized or issued amount of, any class or series of partnership interests ranking prior to the Series A Preferred Interests with respect to payment of distributions or the distribution of assets upon liquidation, dissolution or winding up or reclassify any authorized partnership interests of the Partnership into any such partnership interests, or create, authorize or issue any obligation or security convertible into or evidencing the right to purchase any such partnership interests, (ii) amend, alter or repeal the provisions of this Agreement, whether by merger, consolidation or otherwise, so as to materially and adversely affect any right, preference or privilege of the Series A Preferred Interests or the General Partner as holder thereof or (iii) enter into a consolidation or merger in which another entity is the surviving entity, unless the General Partner, as holder of the Series A Preferred Interests, receives a preference security the rights, preferences and privileges of which do not differ from those of the Series A Preferred Interests in any manner which is material and adverse to the General Partner as holder of the Series A Preferred Interests; provided, however, that with respect to the occurrence of any event set forth in (ii) or (iii) above, so long as the Series A Preferred Interests remain outstanding with the terms thereof materially unchanged, or the terms of the securities issued in exchange for the Series A Preferred Interests in the consolidation or merger are not materially different from those of the Series A Preferred Interests, the occurrence of any such event shall not be deemed to materially and adversely affect such rights, preferences or privileges of the General Partner as holder of the Series A Preferred Interests and provided further that any increase in the amount of the authorized Preferred Interests or the creation or issuance of any other series of Preferred Interests, or any increase in the amount of authorized interests of such series, in each case ranking on a parity with or junior to the Series A Preferred Interests with respect to payment of distributions or the distribution of assets upon liquidation, dissolution or winding up, shall not be deemed to materially and adversely affect such rights, preferences or privileges.

                  (7) Conversion. The Series A Preferred Interests are not convertible into or exchangeable for any other property or securities of the Partnership.



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
STATE OF-------------------------------:
                                       :   ss.
COUNTY OF------------------------------:


                  On the _____ day of ___________, 199_, before me, the
subscriber, a Notary Public in and for the State and County aforesaid, personally appeared ________________, who acknowledged himself/herself to be ________________, and that he/she executed the foregoing Instrument for the purposes therein contained.

                  WITNESS my hand and seal the day and year aforesaid.


                                          -------------------------------
                                                  Notary Public

[NOTARIAL SEAL]                               My Commission Expires:




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